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                                                                     Exhibit 4.1

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      AMONG


                          REMINGTON ARMS COMPANY, INC.

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,


                         THE CHASE MANHATTAN BANK, N.A.,
                             AS ADMINISTRATIVE AGENT

                              BANK OF AMERICA, N.A.
                              AS SYNDICATION AGENT

                       GOLDMAN SACHS CREDIT PARTNERS L.P.
                             AS DOCUMENTATION AGENT

                                       AND

                              CHASE SECURITIES INC.

                                       AND

                         BANC OF AMERICA SECURITIES LLC
                             AS JOINT LEAD ARRANGERS



                           DATED AS OF April 28, 2000

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                                TABLE OF CONTENTS

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SECTION 1.  DEFINITIONS...........................................................................................1
           1.1  Defined Terms.....................................................................................1
           1.2  Other Definitional Provisions....................................................................15

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS......................................................................15
           2.1  Revolving Credit Commitments.....................................................................15
           2.2  Revolving Credit Notes...........................................................................16
           2.3  Procedure for Revolving Credit Borrowing.........................................................16
           2.4  Termination or Reduction of Revolving Credit Commitments.........................................16
           2.5  Swing Line Commitments...........................................................................17

SECTION 3.  LETTERS OF CREDIT....................................................................................18
           3.1  L/C Commitment...................................................................................18
           3.2  Procedure for Issuance of Letters of Credit......................................................18
           3.3  Commissions and Other Charges....................................................................18
           3.4  L/C Participations...............................................................................19
           3.5  Reimbursement Obligation of the Borrower.........................................................20
           3.6  Obligations Absolute.............................................................................20
           3.7  Letter of Credit Payments........................................................................20
           3.8  Application......................................................................................21

SECTION 4.  GENERAL PROVISIONS APPLICABLE TO LOANS AND LETTERS OF CREDIT.........................................21
           4.1  Interest Rates and Payment Dates.................................................................21
           4.2  Conversion and Continuation Options..............................................................21
           4.3  Minimum Amounts of Tranches......................................................................21
           4.4  Optional and Mandatory Prepayments...............................................................22
           4.5  Commitment Fees; Fees of Other Representatives and Administrative Agent; Other Fees..............23
           4.6  Computation of Interest and Fees.................................................................23
           4.7  Inability to Determine Interest Rate.............................................................23
           4.8  Pro Rata Treatment and Payments..................................................................23
           4.9  Illegality.......................................................................................24
           4.10  Requirements of Law.............................................................................24
           4.11  Taxes...........................................................................................25
           4.12  Indemnity.......................................................................................27
           4.13  Certain Rules Relating to the Payment of Additional Amounts.....................................27

SECTION 5.  REPRESENTATIONS AND WARRANTIES.......................................................................28
           5.1  Financial Condition..............................................................................28
           5.2  No Change; Solvent...............................................................................28
           5.3  Corporate Existence; Compliance with Law.........................................................29
           5.4  Corporate Power; Authorization; Enforceable Obligations..........................................29
           5.5  No Legal Bar.....................................................................................29
           5.6  No Material Litigation...........................................................................29
           5.7  No Default.......................................................................................29
           5.8  Ownership of Property; Liens.....................................................................29
           5.9  Intellectual Property............................................................................30
           5.10  No Burdensome Restrictions......................................................................30
           5.11  Taxes...........................................................................................30
           5.12  Federal Regulations.............................................................................30
           5.13  ERISA...........................................................................................30
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
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           5.14  Collateral......................................................................................31
           5.15  Investment Company Act; Other Regulations.......................................................31
           5.16  Subsidiaries....................................................................................31
           5.17  Purpose of Loans................................................................................31
           5.18  Environmental Matters...........................................................................31
           5.19  Accuracy of Information.........................................................................32

SECTION 6.  CONDITIONS PRECEDENT.................................................................................33
           6.1  Conditions to Initial Extension of Credit........................................................33
           6.2  Conditions to Each Other Extension of Credit.....................................................35

SECTION 7.  AFFIRMATIVE COVENANTS................................................................................35
           7.1  Financial Statements.............................................................................35
           7.2  Certificates; Other Information..................................................................36
           7.3  Payment of Obligations...........................................................................37
           7.4  Conduct of Business and Maintenance of Existence.................................................37
           7.5  Maintenance of Property; Insurance...............................................................37
           7.6  Inspection of Property; Books and Records; Discussions...........................................37
           7.7  Notices..........................................................................................37
           7.8  Environmental Laws...............................................................................38
           7.9  After-Acquired Property and Fixtures.............................................................39
           7.10 Surveys..........................................................................................39
           7.11 Title Insurance Policy...........................................................................39
           7.12 Title Insurance Policy...........................................................................40

SECTION 8.  NEGATIVE COVENANTS...................................................................................40
           8.1  Financial Condition Covenants....................................................................40
           8.2  Limitation on Indebtedness.......................................................................40
           8.3  Limitation on Liens..............................................................................41
           8.4  Limitation on Guarantee Obligations..............................................................42
           8.5  Limitation on Fundamental Changes................................................................44
           8.6  Limitation on Sale of Assets.....................................................................44
           8.7  Limitation on Dividends..........................................................................45
           8.8  Limitation on Optional Payments and Modifications of Debt Instruments, etc.......................45
           8.9  Limitation on Capital Expenditures...............................................................46
           8.10  Limitation on Investments, Loans and Advances...................................................46
           8.11  Limitations on Certain Acquisitions.............................................................47
           8.12  Limitation on Transactions with Affiliates......................................................47
           8.13  Limitation on Sales and Leasebacks..............................................................48
           8.14  Limitations on Dispositions of Collateral.......................................................48
           8.15  Limitation on Changes in Fiscal Year............................................................48
           8.16  Limitation on Negative Pledge Clauses...........................................................48
           8.17  Limitation on Lines of Business; Creation of Subsidiaries.......................................49
           8.18  Limitation on Commodities Activities............................................................49
           8.19  Interest Rate Agreements........................................................................49

SECTION 9.  EVENTS OF DEFAULT....................................................................................49

SECTION 10.  THE ADMINISTRATIVE AGENT; THE OTHER REPRESENTATIVES.................................................52
           10.1  Appointment.....................................................................................52
           10.2  Delegation of Duties............................................................................52
           10.3  Exculpatory Provisions..........................................................................52
           10.4  Reliance by Administrative Agent and the Other Representatives..................................53
           10.5  Notice of Default...............................................................................53
           10.6  Non-Reliance on Administrative Agent, Other Representatives and Other Lenders...................53
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
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           10.7  Indemnification.................................................................................54
           10.8  Administrative Agent and Other Representatives in their Individual Capacities...................54
           10.9  Successor Administrative Agent or Other Representatives.........................................54
           10.10  Swing Line Lender; Issuing Lender..............................................................55
           10.11  The Other Representatives......................................................................55

SECTION 11.  MISCELLANEOUS.......................................................................................55
           11.1  Amendments and Waivers..........................................................................55
           11.2  Notices.........................................................................................55
           11.3  No Waiver; Cumulative Remedies..................................................................56
           11.4  Survival of Representations and Warranties......................................................56
           11.5  Payment of Expenses and Taxes...................................................................57
           11.6  Successors and Assigns; Participations and Assignments..........................................57
           11.7  Adjustments; Set-off............................................................................59
           11.8  Counterparts....................................................................................60
           11.9  Severability....................................................................................60
           11.10  Integration....................................................................................60
           11.11  GOVERNING LAW..................................................................................60
           11.12  Submission To Jurisdiction; Waivers............................................................60
           11.13  Acknowledgements...............................................................................61
           11.14  WAIVERS OF JURY TRIAL..........................................................................61
           11.15  Confidentiality................................................................................61

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SCHEDULES

           1.1A        Commitments; Addresses
           5.1(a)      Financial Statement Preparation Disclosure
           5.2(a)      Material Adverse Effect Disclosure
           5.4         Consents Required and Status
           5.6         Litigation
           5.8         Ownership of Property; Liens
           5.16        Subsidiaries
           5.18        Assumed Environmental Liabilities
           6.1(e)      Filing Jurisdictions and Lien Searches
           6.1(f)      Local Counsel
           8.2(f)      Permitted Indebtedness
           8.3(j)      Permitted Liens
           8.4(a)      Guarantee Obligations
           8.10(c)     Permitted Investments
           8.12(v)     Permitted Transactions with Affiliates
           8.18        Commodity Interests
           8.19        Interest Rate Agreements


EXHIBITS

           A-1         Form of Revolving Credit Note
           A-2         Form of Swing Line Note
           B           Form of Holding Guarantee
           C-1         Form of Borrower Security Agreement
           C-2         Form of Borrower Patent and Trademark Security
                         Agreement
           D           Form of U.S. Tax Compliance Certificate
           E-1         Form of Holding Stock Pledge Agreement
           E-2         Form of Borrower Stock Pledge Agreement
           F-1         Form of Mortgage- Alabama
           F-2         Form of Mortgage - Arkansas
           F-3         Form of Mortgages- Kentucky
           F-4         Form of Mortgage - New York
           F-5         Form of Mortgage- North Carolina
           F-6         Form of Mortgage - Ohio
           F-7         Form of Mortgage - Oklahoma
           G-1         Form of Opinion of Counsel to Borrower
           G-2         Form of Opinion of Local Counsel to Borrower
           H           Form of Assignment and Acceptance
           I           Form of Swing Line Loan Participation Certificate
           J           Form of Closing Certificate


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                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 28,
2000, (this Agreement") among REMINGTON ARMS COMPANY, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK ("Chase"), BANK OF AMERICA, N.A. ("BofA") and GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), CHASE SECURITIES INC. ("CSI") and BANC OF AMERICA SECURITIES LLC ("BAS"), CSI and BAS as joint lead arrangers for the Lenders hereunder (in such capacity the "Arrangers"), Chase as administrative agent for the Lenders hereunder (in such capacity the "Administrative Agent"), BofA as syndication agent for the Lenders hereunder (in such capacity the "Syndication Agent") and GSCP as documentation agent for the Lenders hereunder (in such capacity the "Documentation Agent").

                  The parties hereto hereby agree as follows:

                  WHEREAS, the Borrower proposes to make various amendments and modifications to the terms of its existing senior secured credit facility (the "Existing Credit Facility");

                  WHEREAS, all the obligations of the Borrower hereunder will be secured by, among other things, (i) a perfected lien on and security interest in certain collateral described in the Security Documents (as hereinafter defined),
(ii) a pledge of all the issued and outstanding Capital Stock (as hereinafter defined) of the Borrower by the Borrower's parent company, RACI Holding, Inc., ("Holding"), and (iii) an unconditional guarantee by Holding,; and

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree that the Existing Credit Facility is hereby amended and restated in its entirety as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by Chase from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by Chase from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime



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         Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective
         Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

                  "Accounts": as defined in the Uniform Commercial Code as in effect in the State of New York.

                  "Adjustment Date": the second Business Day following receipt by the Administrative Agent of both (i) the financial statements required to be delivered pursuant to Section 7.1(a) or (b), as the case may be, for the most recently completed fiscal period and (ii) the compliance certificate required to be delivered pursuant to Section 7.2(b) with respect to such fiscal period.

                  "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Commitment Percentage of the Swing Line Loans then outstanding.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented, waived or otherwise modified from time to time.

                  "Applicable Margin": for each Type of Loan for the first six months after the Closing Date, the rate per annum set forth under the relevant column heading below:

                                                     Eurodollar
                           ABR Loans                 Loans
                           ---------                 ----------

                           1%                        2%

         ; provided that, from and after October 28, 2000, the Applicable Margin will be adjusted, on each Adjustment Date, to the applicable rate per annum set forth in the Pricing Grid attached hereto as Annex A; and provided, further, that in the event that the financial statements required to be delivered pursuant to Section 7.1(a) or (b), as applicable, and the related compliance certificate required pursuant to
         Section 7.2(b), are not delivered when due, then (x) if such financial statements are delivered after the date such financial statements were required to be delivered and the Applicable Margin increases from that previously in effect as a result of the delivery of such financial statements, then the Applicable Margin during the period from the date upon which such financial statements were required to be delivered (without giving effect to any applicable cure period) until the date upon which they actually are delivered shall, except as otherwise provided in clause (y) below, be the Applicable Margin as so increased and (y) if such financial statements are not delivered prior to the expiration of the applicable cure period, then, effective upon such expiration, during the period from the date upon which such financial statements were required to be delivered (after the expiration of the applicable cure period) until two Business Days following the date upon which they actually are delivered, the Applicable Margin shall be 2.25%, in the case of Eurodollar Loans, and 1.25%, in the case of ABR Loans.



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

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit.

                  "Asset Sale": any sale, issuance, conveyance, transfer, lease, sale/leaseback or other disposition (a "Disposition") by Holding, the Borrower or any of its Subsidiaries, in one or a series of related transactions, of any real or personal, tangible or intangible, property (including, without limitation, any issuance of Capital Stock of the Borrower or any of its Subsidiaries) of Holding, the Borrower or such Subsidiary to any Person (other than to Holding, the Borrower or any Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor).

                  "Assignee":  as defined in Section 11.6(c).

                  "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Revolving Credit Commitment at such time over (b) the sum of (i) the aggregate unpaid principal amount at such time of all Revolving Credit Loans made by such Lender, (ii) an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate unpaid principal amount at such time of all Swing Line Loans, provided that for purposes of calculating Available Revolving Credit Commitments pursuant to Section 4.5(a) such amount shall be deemed to be zero, and
         (iii) an amount equal to such Lender's Revolving Credit Commitment Percentage of the outstanding L/C Obligations at such time; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "Board": as defined in the definition of the term "ABR".

                  "Borrower Patent and Trademark Security Agreement": the Patent and Trademark Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C-2, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Borrower Security Agreement": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit C-1, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Borrower Stock Pledge Agreement": the Borrower Stock Pledge Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit E-2, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.3 or 2.5 as a date on which the Borrower requests the Lenders or the Swing Line Lender, as the case may be, to make Loans hereunder.

                  "Business": as defined in Section 5.18(a).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close, except that, when used in connection with a Eurodollar Loan with respect to which the Eurodollar Rate is determined based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page in accordance with the definition of Eurodollar Base Rate, "Business Day" shall mean any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England and New York, New York.

                  "Capital Expenditures": with respect to any Person for any period, the sum of the aggregate of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in "capital expenditures" or similar items reflected in the consolidated statement of cash flows of such Person.

                  "Capital Stock": (a) any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and (b) any and all warrants or options to purchase any of the foregoing.

                  "Cash Equivalents": (a) securities issued or fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, (b) time deposits, certificates of deposit or bankers' acceptances of (i) any Lender or (ii) any commercial bank having capital and surplus in excess of $500,000,000 and the commercial paper of the holding company of which is rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation ("S&P") or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), and (c) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (or if at such time neither is issuing ratings, then a comparable rating of such other nationally recognized rating agency as shall be approved by the Administrative Agent), in each case provided in clauses (a), (b) and (c) above, maturing within twelve months after the date of acquisition.

                  "C&D Fund IV": The Clayton & Dubilier Private Equity Fund IV Limited Partnership, a Connecticut limited partnership.

                  "CD&R":  Clayton, Dubilier & Rice, Inc.

                  "C/D Assessment Rate": for any day as applied to any ABR Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ' 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any ABR Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars of $100,000 or more having a maturity of 30 days or more.

                  "Change of Control": the occurrence of any of the following events: (i) C&D Fund IV, CD&R and any of their respective Affiliates (other than Affiliates which are Portfolio Companies) shall cease to beneficially own directly, in the aggregate, shares of Voting Stock having 51% or more of the total voting power of all outstanding shares of Voting Stock of Holding; (ii) a "change of control" under and as defined in the Subordinated Note Indenture shall occur; or (iii) Holding shall cease to own and control directly, of record and beneficially, 100% of each class of outstanding Capital Stock of the Borrower free and clear of all Liens (except Liens created or permitted by the Holding Pledge Agreement).

                  "Closing Date": the date on which all the conditions precedent set forth in subsection 6.1 shall be satisfied or waived.

                  "Closing Dividend": as defined in Section 8.7(a).

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all assets of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitments": the collective reference to the Revolving Credit Commitments; individually, a "Commitment".

                  "Commitment Fee Rate": 2 of 1% per annum; provided that, from and after October 28, 2000, the Commitment Fee Rate will be adjusted, on each Adjustment Date, to the applicable rate per annum set forth on Annex A under the heading "Commitment Fee" (determined on each Adjustment Date in the same manner as described in the definition of "Applicable Margin").

                  "Commodity Interests": any exchange-traded or over-the-counter commodity interest, futures contract, option on a futures contract, forward contract, option, swap, cap, collar or floor.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Consolidated Adjusted Total Indebtedness": with respect to the Borrower and its consolidated Subsidiaries, as of the last day of any period of four consecutive fiscal quarters, the sum, without duplication, of, (a) the difference of (i) Consolidated Funded Indebtedness of the Borrower at such day less (ii) the outstanding principal amount of Revolving Credit Loans and Swing Line Loans at such day, plus (b) the average daily aggregate outstanding principal amount of Revolving Credit Loans and Swing Line Loans during such period of four consecutive fiscal quarters.

                  "Consolidated Funded Indebtedness": of any Person, at the date of determination thereof, all Indebtedness of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, which by its terms matures more than one year after such date including in any event (a) any such Indebtedness maturing within one year from such date which is renewable or extendible at the option of the obligor to a date more than one year from such date and (b) the outstanding principal amount of Subordinated Notes and Revolving Credit Loans and Swing Line Loans.

                  "Consolidated Interest Expense": of any Person, for any period, (a) consolidated cash interest expense of such Person for such period determined in accordance with GAAP minus (b) consolidated cash interest income of such Person for such period determined in accordance with GAAP.

                  "Consolidated Interest Expense Ratio": with respect to the Borrower and its consolidated Subsidiaries, for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA for such period to
         (b) Consolidated Interest Expense for such period.

                  "Consolidated Leverage Ratio": the Consolidated Leverage Ratio as of the last day of any fiscal quarter shall be the ratio of (a) Consolidated Adjusted Total Indebtedness of the Borrower at such date to (b) EBITDA of the Borrower for the four fiscal quarters ending on such day.

                  "Consolidated Net Income": of any Person, for any period, net income of such Person for such period, determined on a consolidated basis in accordance with GAAP.

                  "Contractual Obligation": as to any Person, any provision of any material security issued by such Person or of any material agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Default": any of the events specified in Section 9, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Disposition": as defined in the definition of the term "Asset Sale".

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "Domestic Subsidiaries": as to any Person, all Subsidiaries of such Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

                  "EBITDA": of any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to exclude the following items of income or expense to the extent that such items are included in the calculation of such Consolidated Net Income: (a) Consolidated Interest Expense, (b) any non-cash expenses and charges, (c) total income tax expense, (d) depreciation expense, (e) the expense associated with amortization of intangible and other assets, (f) non-cash provisions for reserves for discontinued operations, (g) any extraordinary, unusual or non-recurring gains or losses or charges or credits, (h) any gain or loss associated with the sale or write-down of assets, (i) any gain or loss accounted for by the equity method of accounting (except in the case of income to the extent of the amount of cash dividends or cash distributions paid to the Borrower or any Subsidiary by the entity accounted for by the equity method of accounting) and (j) amounts paid as permitted dividends that are treated as compensation expense.

                  "Effective Date": the date on which all the conditions precedent set forth in Section 6.1 shall be satisfied or waived.

                  "Environmental Costs": any and all costs or expenses (including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses), of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to any violation of, noncompliance with or liability under any Environmental Laws or any orders, requirements, demands, or investigations of any person related to any Environmental Laws. Environmental Costs include any and all of the foregoing, without regard to whether they arise out of or are related to any past, pending or threatened proceeding of any kind.

                  "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined by Chase to be the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for U.S. dollar deposits with a term comparable to the applicable Interest Period that appears on the British Bankers Assoc. Interest Settlement Rates Page (as defined below) at approximately 11:00 a.m., London time, on the second full Business Day preceding the first day of such Interest Period; provided, however, that if there shall at any time no longer exist a British Bankers Assoc. Interest Settlement Rates Page, "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period. "British Bankers Assoc. Interest Settlement Rates Page" shall mean the display designated as Page 3750 on the Telerate System (or such other page as may replace such page on such service for the purpose of displaying the rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market).

                  "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                               Eurodollar Base Rate
                     ----------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 9, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Exchange Act": the Securities Exchange Act of 1934, as amended.

                  "Extension of Credit": as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "Foreign Subsidiaries": as to any Person, all Subsidiaries of such Person other than Domestic Subsidiaries.

                  "Former Plan": any employee benefit plan in respect of which the Borrower or a Commonly Controlled Entity could incur liability because of Section 4069 or Section 4212(c) of ERISA.

                  "GAAP": with respect to the covenants contained in Section 8.1 and all defined terms relating thereto, generally accepted accounting principles in the United States of America in effect on the Effective Date and, for all other purposes under this Agreement, generally accepted accounting principles in the United States of America in effect from time to time.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any such obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds

         (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
         (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantees": the collective reference to the Holding Guarantee and the Subsidiaries Guarantee.

                  "Guarantor": any Person delivering a Guarantee pursuant to this Agreement.

                  "Holding":  as defined in the Recitals hereto.

                  "Holding Guarantee": the Guarantee to be executed and delivered by Holding, substantially in the form of Exhibit B, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Holding Stock Pledge Agreement": the Stock Pledge Agreement to be executed and delivered by Holding, substantially in the form of Exhibit E-1, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Holding Subordinated Note Guarantee": the unsecured subordinated guarantee made by Holding pursuant to the Subordinated
         Note Indenture of the obligations of the Borrower in respect of the Subordinated Notes.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
         (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all indebtedness or obligations of the types referred to in the preceding clauses (a) through (d) secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent":  pertaining to a condition of Insolvency.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and (y) the last day of such Interest Period.

                  "Interest Period":  with respect to any Eurodollar Loan:

                               (i) initially, the period commencing on the
                  borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                              (ii) thereafter, each period commencing on the
                  last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (1) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (2) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                           (3) the Borrower shall select Interest Periods so as
                  not to require a scheduled payment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate futures contract, interest rate option, interest rate cap or other interest rate hedge arrangement, to or under which the Borrower or any of its Subsidiaries is a party or a beneficiary on the date hereof or becomes a party or a beneficiary after the date hereof.

                  "Investment Fund": CD&R, C&D Fund IV or any of their respective Affiliates which are organized primarily for the purpose of making equity investments in one or more companies.

                  "Investments":  as defined in Section 8.10.

                  "Issuing Lender": Chase, in its capacity as issuer of any Letter of Credit.

                  "L/C Commitment":  $15,000,000.

                  "L/C Fee Payment Date": with respect to any Letter of Credit, the last day of each March, June, September and December occurring after the date of issuance thereof and prior to the expiration thereof.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to
         Section 3.5(a).

                  "L/C Participants": the collective reference to all the Lenders other than the Issuing Lender.

                  "Letter of Credit":  as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, security deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loan": a Revolving Credit Loan or a Swing Line Loan, as the context shall require; collectively, the "Loans".

                  "Loan Documents": this Agreement, the Notes, the Applications, the Guarantees and the Security Documents.

                  "Loan Parties": the Borrower, Holding and each Subsidiary of the Borrower which is a party to a Loan Document; individually, a "Loan Party".

                  "Management Subscription Agreements": one or more stock subscription or stock option agreements which have been or may be entered into between Holding and certain directors, officers, employees or managers of, or consultants to, Holding, the Borrower or any of their respective Subsidiaries (or trusts for the benefit of relatives of such persons), with respect to the issuance to such parties of common stock of Holding or options, warrants or other rights in respect of common stock of Holding, any agreements entered into from time to time by transferees of any such stock, options, warrants or other rights in connection with the sale, transfer or reissuance thereof, and any assumptions of any of the foregoing by third parties.

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of Holding, the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement, any of the Notes or any of the other Loan Documents or the rights and remedies of the Administrative Agent and the Lenders hereunder and thereunder.

                  "Material Environmental Amount": any amounts payable by the Borrower or any of its Subsidiaries (not subject to payment or reimbursement by the Seller pursuant to the Purchase Agreement) in respect of or under any Environmental Law for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof, that has a Material Adverse Effect.

                  "Material Facility": each of the Borrower's manufacturing facilities located at Ilion, New York and Lonoke, Arkansas.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under or which may give rise to liability under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Mexican Company":  Industrias Tecnos, S.A. de C.V.

                  "Mortgage": the collective reference to the mortgages and deeds of trust to be executed and delivered by the Borrower substantially in the form of Exhibit F-1 through F-7, as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds": with respect to any Asset Sale or any Recovery Event, an amount equal to the gross cash proceeds of such Asset Sale or Recovery Event, net of (i) reasonable attorneys' fees, accountants' fees, brokerage, consultant and other customary fees, underwriting commissions and other reasonable fees and expenses actually incurred in connection therewith, (ii) taxes paid or reasonably estimated to be payable as a result thereof, (iii) in the case of any Asset Sale appropriate amounts to be provided by Holding or any of its Subsidiaries as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Holding or such Subsidiary, as the case may be, after such Asset Sale, and (iv) in the case of an Asset Sale or Recovery Event involving an asset subject to a Lien securing any Indebtedness, payments made and installment payments required to be made to repay such Indebtedness, including payments in respect of principal, interest and prepayment premiums and penalties.

                  "Non-Excluded Taxes":  as defined in Section 4.11.

                  "Notes": the collective reference to the Revolving Credit Notes and the Swing Line Notes.

                  "Obligor": any purchaser of goods or services or other Person obligated to make payment to the Borrower or a Domestic Subsidiary in respect of a purchase of such goods or services.

                  "Other Representatives": the Arrangers, the Syndication Agent, the Documentation Agent and the Issuing Lender, in their respective capacities as such.

                  "Participant":  as defined in Section 11.6(b).

                  "Patent and Trademark Security Agreements": the collective reference to the Borrower Patent and Trademark Security Agreement and the Subsidiaries Patent and Trademark Security Agreement.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Equity Sale":  any sale or issuance:

         (a) of equity securities of Holding pursuant to a Management Subscription Agreement or to CD&R, C&D Fund IV, any Affiliate (other than a Portfolio Company) of CD&R or C&D Fund IV, or any director, officer or consultant of or to any Affiliate of CD&R; or

         (b) of equity securities of Holding or a Subsidiary of the Borrower as part of the consideration for an acquisition permitted by Section 8.11.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

                  "Portfolio Company": (a) any Person (other than any Investment
         Fund) in which any Investment Fund shall have made any direct or indirect common equity investment and (b) any Person (other than any Investment Fund) organized to be the holding company parent of Holding.

                  "Properties":  as defined in Section 5.18.

                  "Purchase Agreement": the purchase agreement dated as of November 24, 1993 between the Seller and the Borrower.

                  "Recovery Event": any settlement of or payment in respect of an insurance claim or litigation or similar proceeding, in each case relating to loss of or damage to any of the assets of Holding or any of its

         Subsidiaries, if the aggregate gross proceeds received by Holding or any of its Subsidiaries in respect of the relevant event (or series of related events) is not less than $5,000,000.

                  "Redeemable Preferred Stock": any preferred stock subject to mandatory redemption requirements or whose redemption is outside the control of the issuer within the meaning of Rule 5-02.28 of Regulation S-X under the Securities Exchange Act of 1934, as amended.

                  "Refunded Swing Line Loans":  as defined in Section 2.5(c).

                  "Register":  as defined in Section 11.6(d).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reimbursement Obligations": the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5(a) for amounts drawn under Letters of Credit.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under Department of Labor Regulations '4043.

                  "Required Lenders": at any date, the holders of a majority of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Revolving Credit Loans.

                  "Required Release Lenders": at any date, the holders of 66-2/3% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Revolving Credit Loans.

                  "Required Supermajority Release Lenders": at any date, the holders of 80% of the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the aggregate unpaid principal amount of the Revolving Credit Loans.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its material property or to which such Person or any of its material property is subject.

                  "Responsible Officer": as to any Person, any of the following officers of such Person: (a) the chief executive officer or the president of such Person and, with respect to financial matters, the chief financial officer, the treasurer or the controller of such Person, (b) any vice president of such Person or, with respect to financial matters, any assistant treasurer or assistant controller of such Person, who has been designated in writing to the Administrative Agent as a Responsible Officer by such chief executive officer or president of such Person or, with respect to financial matters, such chief financial officer of such Person and (c) with respect to Section
         7.7 and without limiting the foregoing, the general counsel of such Person and, with respect to ERISA related matters, the vice president of human resources or such other officer responsible for such matters.

                  "Revolving Credit Commitment": as to any Lender, its obligation to make Revolving Credit Loans to, and/or make or participate in Swing Line Loans made to, and/or issue or participate in Letters of Credit issued on behalf of, the Borrower, in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in Schedule 1.1A under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Percentage": as to any Lender, the percentage of the aggregate Revolving Credit Commitments constituted by its Revolving Credit Commitment (or, if the Revolving Credit Commitments have terminated or expired, the percentage which (i) the principal amount of all such Lender's then outstanding Revolving Credit Loans then constitutes of (ii) the aggregate principal amount of all Revolving Credit Loans then outstanding).

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Termination Date, or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Loans":  as defined in Section 2.1.

                  "Revolving Credit Note":  as defined in Section 2.2.

                  "Securities Act":  the Securities Act of 1933, as amended.

                  "Security Agreements": the collective reference to the Borrower Security Agreement and the Subsidiaries Security Agreement.

                  "Security Documents": the collective reference to each Mortgage, the Security Agreements, the Stock Pledge Agreements, the Patent and Trademark Security Agreements and all other similar security documents hereafter delivered to the Administrative Agent pursuant to
         Section 7.9(a) or 8.17 granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder, under the Notes and/or under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                  "Seller": E.I. du Pont de Nemours and Company, a Delaware corporation and Remington Arms Company, Inc., now named Sporting Goods Properties, Inc.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent" and "Solvency": with respect to any Person on a particular date, the circumstance that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "Specified Change of Control": a Change of Control described in clause (ii) of the definition thereof.

                  "Stock Pledge Agreements": the collective reference to the Borrower Stock Pledge Agreement and the Holding Stock Pledge Agreement.

                  "Subordinated Note Indenture": the Indenture dated as of November 30, 1993, among Holding, the Borrower and First Trust National Association, as Trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with
         Section 8.8.

                  "Subordinated Notes": the 92% Subordinated Notes due 2003 of the Borrower in an aggregate principal amount of up to $100,000,000.

                  "Subordinated Note Repurchase": as defined in Section 8.8(a).

                  "Subsidiaries Guarantee": the Guarantee to be executed and delivered by each Domestic Subsidiary, if any, if required by Section 8.17, substantially in the form of Exhibit B (with any modifications reasonably required by the Administrative Agent), as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Subsidiaries Patent and Trademark Security Agreement": the Patent and Trademark Security Agreement to be executed and delivered by each Domestic Subsidiary, if any, if required by Section 8.17, substantially in the form of Exhibit C-2 (with any modifications reasonably required by the Administrative Agent), as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Subsidiaries Security Agreement": the Security Agreement to be executed and delivered by each Domestic Subsidiary, if any, if required by Section 8.17, in favor of the Administrative Agent, substantially in the form of Exhibit C-1 (with any modifications reasonably required by the Administrative Agent), as the same may be amended, supplemented, waived or otherwise modified from time to time.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": any subsidiary of the Borrower party to the Subsidiaries Guarantee and the relevant Security Documents required pursuant to Section 8.17(b).

                  "Swing Line Commitment": the Swing Line Lender's obligation to make Swing Line Loans pursuant to Section 2.5.

                  "Swing Line Lender": Chase, in its capacity as provider of the Swing Line Loans.

                  "Swing Line Loan Participation Certificate": a certificate in substantially the form of Exhibit I.

                  "Swing Line Loans":  as defined in Section 2.5(a).

                  "Swing Line Note":  as defined in Section 2.5(b).

                  "Termination Date":  September 30, 2003.

                  "Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Transaction": the collective reference to (i) the amendments to the Existing Credit Facility effected pursuant to this Agreement,
         (ii) payment of the Closing Dividend, and (iii) payment of any fees and expenses related thereto.

                  "Transferee": as defined in Section 11.6(f).

                  "Type": as to any Loan, its nature as an ABR Loan or a Eurodollar Loan.

                  "Underfunding": an excess of all accrued benefits under a Plan (based on those assumptions used to fund such Plan), determined as of the most recent annual valuation date, over the value of the assets of such Plan allocable to such accrued benefits.

                  "Uniform Customs: the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400, as the same may be amended from time to time.

                  "U.S. Tax Compliance Certificate": as defined in Section 4.11.

                  "Voting Stock": shares of Capital Stock ordinarily entitled to vote in the election of directors.

                  "Wholly Owned Subsidiary": as to any Person, a corporation, partnership or other entity 80% or more of the Voting Stock of which is owned of record and beneficially (directly or indirectly) by such Person.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes and the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b As used herein and in the Notes and any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in
Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Revolving Credit Commitment Percentage of the sum of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  (b The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.3 and 4.2, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

                  2.2 Revolving Credit Notes. (a) The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (each, as amended, supplemented, replaced or otherwise modified from time to time, a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (i) the amount set forth opposite such Lender's name in Schedule 1.1A under the heading "Revolving Credit Commitment" and (ii) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period and Eurodollar Rate with respect thereto, on its internal books and records and/or on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation on such schedule shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Revolving Credit Notes. Each Revolving Credit Note shall (x) be dated the Effective Date, (y) be stated to mature on the Termination Date and
(z) provide for the payment of interest in accordance with Section 4.1.

                  (b The Borrower shall repay all outstanding Revolving Credit Loans on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein.

                  2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:30 PM, New York City time, at least (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, except any ABR Loan to be used solely to pay a like amount of outstanding Reimbursement Obligations or Swing Line Loans, $1,000,000 or a whole multiple thereof (or, if the then Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $2,500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 11.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

                  2.4 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than one Business Day's notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans then outstanding, when added to the sum of the then outstanding L/C Obligations and the then outstanding Swing Line Loans, would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

                  2.5 Swing Line Commitments. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (individually, a "Swing Line Loan"; collectively, the "Swing Line Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $5,000,000, provided that at no time may the sum of the then outstanding Swing Line Loans, Revolving Credit Loans and L/C Obligations exceed the Revolving Credit Commitments. Amounts borrowed by the Borrower under this Section 2.5 may be repaid and, through but excluding the Termination Date, reborrowed. All Swing Line Loans shall be made as ABR Loans and shall not be entitled to be converted into Eurodollar Loans. The Borrower shall give the Swing Line Lender irrevocable notice (which notice must be received by the Swing Line Lender prior to 12:30 PM, New York City time) on the requested Borrowing Date specifying the amount of the requested Swing Line Loan which shall be in a minimum amount of $100,000 or a whole multiple of $50,000 in excess thereof. The proceeds of the Swing Line Loan will be made available by the Swing Line Lender to the Borrower at the office of the Swing Line Lender by crediting the account of the Borrower at such office with such proceeds in Dollars.

                  (b The Swing Line Loans shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit A-2, with appropriate insertions (as the same may be amended, supplemented, repaid or otherwise modified from time to time, the "Swing Line Note"), payable to the order of the Swing Line Lender and representing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the unpaid principal amount of the Swing Line Loans, with interest thereon as prescribed in Section 4.1. The Swing Line Lender is hereby authorized to record the Borrowing Date, the amount of each Swing Line Loan and the date and amount of each payment or prepayment of principal thereof, on its internal books and records and/or on the schedule annexed to and constituting a part of the Swing Line Note and any such recordation on such schedule shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure by the Swing Line Lender to make any such recordation or any error in such recordation shall not affect the obligations of the Borrower under this Agreement or the Swing Line Note. The Swing Line Note shall (a) be dated the Effective Date, (b) be stated to mature on the Termination Date and (c) provide for the payment of interest in accordance with Section 4.1. The Borrower shall repay all outstanding Swing Line Loans on the Termination Date or such earlier date as the Swing Line Commitment shall terminate as provided herein.

                  (c The Swing Line Lender, at any time in its sole and absolute discretion may, and, at any time as there shall be a Swing Line Loan outstanding for more than seven Business Days, the Swing Line Lender shall, on behalf of the Borrower (which hereby irrevocably directs and authorizes the Swing Line Lender to act on its behalf), request each Lender, including the Swing Line Lender, to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given; provided that the provisions of this Section shall not affect the Borrower's obligations to prepay Swing Line Loans in accordance with the provisions of
Section 4.4(c). Unless the Revolving Credit Commitments shall have expired or terminated (in which event the procedures of paragraph (d) of this Section 2.5 shall apply), each Lender will make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (d If the Revolving Credit Commitments shall expire or terminate at any time while Swing Line Loans are outstanding, each Lender shall, at the option of the Swing Line Lender exercised reasonably, either (i) notwithstanding the expiration or termination of the Revolving Credit Commitments, make a Revolving Credit Loan or (ii) purchase an undivided participating interest in such Swing Line Loans, in either case in an amount equal to such Lender's Revolving Credit Commitment Percentage determined on the date of, and immediately prior to, expiration or termination of the Revolving Credit Commitments of the aggregate principal amount of such Swing Line Loans. Each Lender will make the proceeds of any Revolving Credit Loan made pursuant to the immediately preceding sentence available to the Administrative Agent for the account of the Swing Line Lender at the office of the Administrative Agent prior to 12:00 Noon, New York City time, in funds immediately available on the Business Day next succeeding the date on which the Revolving Credit Commitments expire or terminate. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Swing Line Loans outstanding on the date of termination or expiration of the Revolving Credit Commitments. In the event that the Lenders purchase undivided participating interests pursuant to the first sentence of this paragraph (d), each Lender shall immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (e Whenever, at any time after the Swing Line Lender has received from any Lender such Lender's participating interest in a Swing Line Loan, the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.


                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Aggregate Outstanding Revolving Extensions of Credit of all the Lenders would exceed the aggregate Revolving Credit Commitments of all the Lenders. Each Letter of Credit shall (i) be denominated in Dollars and shall be a letter of credit issued to support (I) obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, which finance the working capital and business needs of the Borrower and its Subsidiaries or
(II) performance obligations of the Borrower and its Subsidiaries, in each case, incurred in the ordinary course of business (a "Letter of Credit"), (ii) expire no later than the Termination Date, and (iii) expire no later than 365 days after its date of issuance.

                  (b Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender, at its address for notices specified herein, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower, and notify the Lenders of the issuance of such Letter of Credit, promptly following the issuance thereof.

                  3.3 Commissions and Other Charges. (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin in effect for

Revolving Credit Loans that are Eurodollar Loans, calculated on the basis of a 365- (or 366-, as the case may be) day year, of the aggregate amount available to be drawn under such Letter of Credit, payable (without duplication) quarterly in arrears on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the expiration date of such Letter of Credit and the Termination Date. Such commission shall be payable to the Administrative Agent for the account of the Revolving Credit Lenders to be shared ratably among them in accordance with their respective Revolving Credit Commitment Percentages. The Borrower shall also pay to the Administrative Agent, for the account of the Issuing Lender, a fee equal to 3 of 1% per annum of the aggregate amount available to be drawn under each Letter of Credit issued for the account of the Borrower payable quarterly in arrears on each L/C Fee Payment Date to occur while such Letter of Credit remains outstanding and on the expiration date of such Letter of Credit. Such commission shall be nonrefundable.

                  (b In addition to the foregoing commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

                  (c The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received by the Administrative Agent for their respective accounts pursuant to this Section 3.3.

                  3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage (determined on the date of issuance of the relevant Letter of Credit) in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with Section 3.5(a), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                  (b If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate, as quoted by the Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not in fact made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section 3.4 shall be conclusive in the absence of manifest error.

                  (c Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will, if such payment is received prior to 12:00 Noon, New York City time, on a Business Day, distribute to such L/C Participant its pro rata share thereof prior to the end of such Business Day and otherwise the Issuing Lender will distribute such payment on the next succeeding Business Day; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the

Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. (a) The Borrower agrees to reimburse the Issuing Lender, upon receipt of notice from the Issuing Lender of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Lender, for the amount of (i) such draft so paid and
(ii) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender, at its address for notices specified herein in Dollars and in immediately available funds, on the date on which the Borrower receives such notice, if received prior to 11:00 A.M., New York City time, on a Business Day and otherwise on the next succeeding Business Day. The Issuing Lender shall notify the Lenders promptly after the presentation of any draft under any Letter of Credit.

                  (b Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Section 3 (i) from the date the draft presented under the affected Letter of Credit is paid to the date on which the Borrower is required to pay such amounts pursuant to paragraph (a) above at the rate which would then be payable on any outstanding ABR Loans and (ii) thereafter until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

                  3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit, provided, that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  (b The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5(a) shall not be affected by, among other things,
(i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, provided, that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  (c The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

                  (d The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit, provided, that this paragraph shall not relieve the Issuing Lender of any liability resulting from the gross negligence or willful misconduct of the Issuing Lender, or otherwise affect any defense or other right that the Borrower may have as a result of any such gross negligence or willful misconduct.

                  3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                   SECTION 4. GENERAL PROVISIONS APPLICABLE TO
                          LOANS AND LETTERS OF CREDIT

                  4.1 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b Each ABR Loan shall bear interest for each day that it is outstanding at a rate per annum equal to the ABR for such day plus the Applicable Margin in effect for such day.

                  (c If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 4.1 plus 2% or (y) in the case of overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this Section 4.1 plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

                  (d Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
Section 4.1 shall be payable from time to time on demand.

                  4.2 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert outstanding Revolving Credit Loans from Eurodollar Loans to ABR Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert outstanding Revolving Credit Loans from ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Borrower that no such conversions may be made and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

                  (b Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, of the length of the next Interest Period to be applicable to such Loans, determined in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, provided that no Eurodollar Loan may be continued as such (i) when any Default or Event of Default has occurred and is continuing and the Administrative Agent has given notice to the Borrower that no such continuations may be made or (ii) after the date that is one month prior to the Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

                  4.3 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Tranche shall be equal to $2,500,000 or a whole multiple of $500,000 in excess thereof and so that there shall not be more than 10 Tranches at any one time outstanding.

                  4.4 Optional and Mandatory Prepayments. (a) The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent (in the case of Eurodollar Loans) and at least one Business Day's irrevocable notice to the Administrative Agent (in the case of ABR Loans), specifying the date and amount of prepayment and whether the prepayment is (i) of Revolving Credit Loans or Swing Line Loans, or a combination thereof, and
(ii) of Eurodollar Loans, ABR Loans or a combination thereof, and, in each case if a combination thereof, the amount allocable to each; provided that, if a Eurodollar Loan is prepaid other than at the end of the Interest Period applicable thereto, the Borrower shall also pay any amounts required to be paid pursuant to Section 4.12. Upon the receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 4.12. Partial prepayments of all Loans and the Letters of Credit shall be applied first, to payment of the Swing Line Loans then outstanding, second, to payment of the Revolving Credit Loans then outstanding, third, to payment of any Reimbursement Obligations then outstanding and last, to cash collateralize any outstanding L/C Obligation on terms reasonably satisfactory to the Administrative Agent. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Amounts prepaid may be reborrowed up to the amount of the Available Revolving Credit Commitments.

                  (b If, at any time during the Revolving Credit Commitment Period, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all of the Lenders (including the Swing Line Lender) exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately repay the Revolving Credit Loans and the Swing Line Loans in an aggregate principal amount equal to such excess, together with interest accrued to the date of such payment or prepayment and any amounts payable under
Section 4.12. To the extent that after giving effect to any prepayment of the Loans required by the preceding sentence, the sum of the Aggregate Outstanding Revolving Extensions of Credit of all of the Lenders exceeds the aggregate Revolving Credit Commitments then in effect, the Borrower shall, without notice or demand, immediately cash collateralize the then outstanding L/C Obligations in an amount equal to such excess upon terms reasonably satisfactory to the Administrative Agent.

                  (c The Borrower shall prepay all Swing Line Loans then outstanding simultaneously with each borrowing of Revolving Credit Loans and may prepay (without premium or penalty) any outstanding Swing Line Loans upon same-day notice to the Administrative Agent.

                  (d Unless the Required Lenders shall otherwise agree in writing, on the date which is the earlier of (x) 15 days after the date on which a Specified Change of Control occurs and (y) the date on which the Borrower shall have offered to repurchase any Subordinated Notes as a result of such Specified Change of Control, the Borrower shall (i) terminate the Revolving Credit Commitments and prepay in full any Revolving Credit Loans and Swing Line Loans then outstanding, (ii) repay any Reimbursement Obligations then outstanding and (iii) cash collateralize any outstanding L/C Obligations on terms reasonably satisfactory to the Administrative Agent.


                  4.5 Commitment Fees; Fees of Other Representatives and Administrative Agent; Other Fees (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender, a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Termination Date, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the Effective Date.

                  (b) The Borrower shall pay to each of the Administrative Agent and the Other Representatives for its account and, as specified therein, for the account of the Lenders, the other fees required to be paid pursuant to (i) the Commitment Letter, dated March 8, 2000, among the Administrative Agent, the Other Representatives and the

Borrower and (ii) the Fee Letter, dated March 8, 2000, among the Administrative Agent, the Other Representatives and the Borrower, in each case in the amounts and on the dates set forth therein.

                  4.6 Computation of Interest and Fees. (a) Interest (other than interest based on the Prime Rate) shall be calculated on the basis of a 360-day year for the actual days elapsed; and commitment fees and interest based on the Prime Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the Eurocurrency Reserve Requirements, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

                  (b Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to Section 4.1, excluding any Eurodollar Base Rate which is based upon the Telerate British Bankers Assoc. Interest Settlement Rates Page and any ABR which is based upon the Prime Rate.

                  4.7 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

                  4.8 Pro Rata Treatment and Payments. (a) Each borrowing of Loans (other than Swing Line Loans) by the Borrower from the Lenders hereunder shall be made, each payment by the Borrower on account of any commitment fee hereunder shall be allocated by the Administrative Agent, and any reduction of the Commitments of the Lenders shall be allocated by the Administrative Agent, according to the Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on any Revolving Credit Loans shall be allocated by the Administrative Agent according to the respective outstanding principal amounts of such Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under any Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 1:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders holding such Notes, at the Administrative Agent's office specified in Section 11.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to such Lenders, if any such payment is received prior to 12:00 Noon, New York City time, on a Business Day, in like funds as received prior to the end of such Business Day and otherwise the Administrative Agent shall distribute such payment to such Lenders on the next succeeding Business Day. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

                  (b Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 4.8(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, (x) the Administrative Agent shall notify the Borrower of the failure of such Lender to make such amount available to the Administrative Agent and the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower and (y) then the Borrower may, without waiving any rights it may have against such Lender, borrow a like amount on an unsecured basis from any commercial bank for a period ending on the date upon which such Lender does in fact make such borrowing available, provided that at the time such borrowing is made and at all times while such amount is outstanding the Borrower would be permitted to borrow such amount pursuant to
Section 2.1 of this Agreement.

                  4.9 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert an ABR Loan to Eurodollar Loans shall forthwith be cancelled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make ABR Loans when a Eurodollar Loan is requested and (c) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 4.12(c).

                  4.10 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender, or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender):

                      (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any Application or any Eurodollar Loans made by it or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 4.11 (including Non-Excluded Taxes imposed solely by reason of any failure of such Lender to comply with its obligations under Section 4.11(b)) and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes on overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of overall net income taxes), of such Lender or its applicable lending office, branch, or any affiliate thereof);

                     (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                     (iii) shall impose on such Lender any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert the Eurodollar Loans made by such Lender hereunder to ABR Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 4.12(c). If any Lender becomes entitled to claim any additional amounts pursuant to this Section 4.10(a), it shall provide prompt notice thereof to the Borrower, through the Administrative Agent, certifying (x) that one of the events described in this Section 4.10(a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount resulting from such event and (z) as to the additional amount demanded by such Lender and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this Section 4.10(a) submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case, made subsequent to the date hereof (or, if later, the date on which such Lender becomes a Lender), does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten Business Days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor certifying (x) that one of the events described in this Section 4.10(b) has occurred and describing in reasonable detail the nature of such event, (y) as to the reduction of the rate of return on capital resulting from such event and (z) as to the additional amount or amounts demanded by such Lender and a reasonably detailed explanation of the calculation thereof, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  4.11 Taxes. (a) Except as provided below in this Section 4.11, all payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes measured by or imposed upon the overall net income of any Lender or its applicable lending office, or any branch or affiliate thereof, and all franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its applicable lending office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, imposed:
(i) by the jurisdiction under the laws of which such Lender, applicable lending office, branch or affiliate is organized or is located, or in which its principal executive office is located, or any nation within which such jurisdiction is located or any political subdivision thereof; or (ii) by reason of any connection between the jurisdiction imposing such tax and such Lender, applicable lending office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Other Representatives, the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to such Other Representatives, the Administrative Agent or such Lender shall be increased to the extent necessary to yield to such Other Representatives, the

Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this
Section 4.11. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to such Other Representatives or the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify, each Other Representative, the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by such Other Representatives, the Administrative Agent or any Lender as a result of any such failure. The agreements in this Section 4.11(a) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                  (X) (i) on or before the date of any payment by the Borrower under this Agreement or the Notes to such Lender, deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

                  (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                  (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

                  (Y) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (i) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (ii) agree to furnish to the Borrower on or before the date of any payment by the Borrower, with a copy to the Administrative Agent,
         (A) a certificate substantially in the form of Exhibit D hereto (any such certificate a "U.S. Tax Compliance Certificate" and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, or successor applicable form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement (and to deliver to Borrower and the Administrative Agent two further copies of such form on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or Agent for filing and completing such forms), and (iii) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the

Administrative Agent. Each Person that shall become a Lender or a Participant pursuant to Section 11.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this Section 4.11(b), provided that in the case of a Participant the obligations of such Participant pursuant to this Section 4.11(b) shall be determined as if the Participant were a Lender except that such Participant shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

                  4.12 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  4.13 Certain Rules Relating to the Payment of Additional Amounts. (a) Upon the request, and at the expense, of the Borrower, each Lender to which the Borrower is required to pay any additional amount pursuant to
Section 4.10 or 4.11, and any Participant in respect of whose participation such payment is required, shall reasonably afford the Borrower the opportunity to contest, and reasonably cooperate with the Borrower in contesting, the imposition of any Non-Excluded Tax giving rise to such payment; provided that
(i) such Lender shall not be required to afford the Borrower the opportunity to so contest unless the Borrower shall have confirmed in writing to such Lender its obligation to pay such amounts pursuant to this Agreement and (ii) the Borrower shall reimburse such Lender for its reasonable attorneys' and accountants' fees and disbursements incurred in so cooperating with the Borrower in contesting the imposition of such Non-Excluded Tax.

                  (b) If a Lender changes its applicable lending office (other than pursuant to paragraph (c) below) and the effect of the change, as of the date of the change, would be to cause the Borrower to become obligated to pay any additional amount under Section 4.10 or 4.11, the Borrower shall not be obligated to pay such additional amount.

                  (c) If a condition or an event occurs which would, or would upon the passage of time or giving of notice, result in the payment of any additional amount to any Lender by the Borrower pursuant to Section 4.10 or 4.11, such Lender shall promptly notify the Borrower and the Administrative Agent and shall take such steps as may reasonably be available to it and acceptable to the Borrower to mitigate the effects of such condition or event (which shall include efforts to rebook the Loans held by such Lender at another lending office, or through another branch or an affiliate, of such Lender); provided that such Lender shall not be required to take any step that, in its reasonable judgment, would be materially disadvantageous to its business or operations or would require it to incur additional costs (unless the Borrower agrees to reimburse such Lender for the reasonable incremental out-of-pocket costs thereof).

                  (d) If the Borrower shall become obligated to pay additional amounts pursuant to Section 4.10 or 4.11 and any affected Lender shall not have promptly taken steps necessary to avoid the need for payments under Section 4.10 or 4.11, the Borrower shall have the right, for so long as such obligation remains, (x) with the assistance of the Administrative Agent, to seek one or more substitute Lenders reasonably satisfactory to the

Administrative Agent and the Borrower to purchase the affected Loan, in whole or in part, at an aggregate price no less than such Loan's principal amount plus accrued interest, and assume the affected obligations under this Agreement, or
(y) upon at least four Business Days irrevocable notice to the Administrative Agent, to prepay the affected Loan, in whole or in part, subject to Section 4.12, without premium or penalty. In the case of the substitution of a Lender, the Borrower, the Administrative Agent, the affected Lender, and any substitute Lender shall execute and deliver an appropriately completed Assignment and Acceptance pursuant to Section 11.6(c) to effect the assignment of rights to, and the assumption of obligations by, the substitute Lender. In the case of a prepayment of an affected Loan, the amount specified in the prepayment notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid. No such substitution or prepayment shall affect the obligation of the Borrower to pay the relevant additional amounts pursuant to Section 4.10 or 4.11 with respect to the period prior to such substitution or prepayment, as the case may be.

                  (e) The obligations of a Lender or Participant under this
Section 4.13 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (f) For purposes of Sections 4.10 and 4.11, a change in treaty, law, rule or regulation shall not include the approval or the entry into force of the proposed income tax treaty between the United States and The Netherlands signed in December 1992 as amended by the protocol signed in October 1993 and as interpreted by the notes exchanged in connection with such protocol in October 1993.


                    SECTION 5. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent, the Other Representatives and the Lenders to enter into this Agreement and to induce the Lenders to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent, each Other Representative and each Lender that:

                  5.1 Financial Condition. (a) The audited consolidated balance sheets of Holding as of December 31, 1998 and December 31, 1999, respectively, and the audited consolidated statements of operations, cash flows and shareholders' equity for the years ended December 31, 1998 and December 31, 1999, respectively, provided by Holding have heretofore been furnished to each Lender. Such financial statements (including the notes thereto) (i) have been audited by PricewaterhouseCoopers LLP, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and (iii) present fairly, in all material respects, the financial condition, results of operations, cash flows and shareholders' equity of Holding as of such dates and for such periods. During the period from December 31, 1999 to and including the date hereof, except as disclosed on Schedule 5.1(a), there has been no sale, transfer, lease to others or other disposition of any material part of the assets of Holding and its Subsidiaries other than inventory sold in the ordinary course of business and other non-material assets sold or disposed of in the ordinary course of business which is not reflected in the foregoing financial statements or in the notes thereto and has not otherwise been disclosed in writing to the Lenders.

                  (b) As of the Effective Date, neither Holding nor any of its consolidated Subsidiaries has any material Guarantee Obligation, material contingent liability or material liability for taxes, or any long-term material lease or material unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative.

                  5.2 No Change; Solvent. Since December 31, 1999 (a) except as disclosed on Schedule 5.2(a), there has been no development or event which has had or would be reasonably expected to have a Material Adverse Effect and (b) except as permitted under this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of Holding or the Borrower nor has any of the Capital Stock of Holding or the Borrower been redeemed, retired, purchased or otherwise acquired for value by Holding (except as to the Borrower), the Borrower or any of its Subsidiaries. As of the Effective Date, after giving effect to (i) the consummation of the Transaction,
(ii) the making of Loans to be made on the Effective Date, and (iii) the payment of estimated fees, expenses and financing costs related to the Transaction and the transactions contemplated hereby, the Borrower is Solvent.

                  5.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect, and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  5.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings and other extensions of credit hereunder on the terms and conditions of this Agreement, the Notes and the Applications and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of the Borrower in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which the Borrower is a party, except
(i) for consents, authorizations, notices and filings described in Schedule 5.4, all of which have been obtained or made or have the status described on such
Schedule 5.4, (ii) for filings to perfect or enforce the Liens created by the Security Documents, (iii) for filings pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. ' 3727 et seq.) in respect of Accounts of the Borrower the Obligor of which is the United States of America or any department, agency or instrumentality thereof and (iv) consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  5.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which the Borrower is a party, the borrowings hereunder and the use of the proceeds thereof (a) will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries in any respect that would reasonably be expected to have a Material Adverse Effect and
(b) will not result in, or require, the creation or imposition of any Lien (other than the Liens created by the Security Documents) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  5.6 No Material Litigation. Except as set forth on Schedule 5.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against Holding, the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues which is not subject to indemnification by the Seller pursuant to the Purchase Agreement (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which would be reasonably expected to have a Material Adverse Effect.

                  5.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  5.8 Ownership of Property; Liens. Except as described on
Schedule 5.8, each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its material real property, and good title to, or a valid leasehold interest in, all its other material property, and none of such property is subject to any Lien, except for Liens permitted by Section 8.3.

                  5.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or has the legal right to use, all United States patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for the conduct of its business as currently conducted except for those the failure to own or have such legal right to use would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any such claim, and to the knowledge of the Borrower, the use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not be reasonably expected to have a Material Adverse Effect.

                  5.10 No Burdensome Restrictions. No Requirement of Law (other than Environmental Laws) or Contractual Obligation of the Borrower or any of its Subsidiaries would be reasonably expected to have a Material Adverse Effect.

                  5.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all United States federal income tax returns and all other material tax returns which, to the knowledge of the Borrower, are required to be filed and has paid (a) all taxes shown to be due and payable on said returns or (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  5.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  5.13 ERISA. During the five year period prior to each date as of which this representation is made, or deemed made, with respect to any Plan, (or, with respect to clause (vi) or (viii) below, as of the date such representation is made or deemed made), none of the following events or conditions, either individually or in the aggregate, has resulted or is reasonably likely to result in a liability to the Borrower which would be reasonably expected to have a Material Adverse Effect: (i) a Reportable Event;
(ii) an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA); (iii) any material noncompliance with the applicable provisions of ERISA or the Code; (iv) a termination of a Single Employer Plan (other than a standard termination pursuant to Section 4041(b) of ERISA); (v) a Lien in favor of the PBGC or a Plan; (vi) Underfunding with respect to any Single Employer Plan; (vii) a complete or partial withdrawal from any Multiemployer Plan by the Borrower or any Commonly Controlled Entity; (viii) any liability of the Borrower or any Commonly Controlled Entity under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the annual valuation date most closely preceding the date on which this representation is made or deemed made; (ix) the Reorganization or Insolvency of any Multiemployer Plan; and (x) the excess of the present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the aggregate liability of the Borrower or any of its subsidiaries for post-retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) over the assets under all such Plans; and (xi) an event or condition with respect to which the Borrower or any Commonly Controlled Entity could incur any liability in respect of a Former Plan.

                  5.14 Collateral. Except with respect to (i) Liens on equipment constituting fixtures, (ii) any reserved rights of the United States government as required under law, (iii) Liens upon Trademarks, Patents, Trademarks Licenses and Patent Licenses as defined in the Patent and Trademark Security Agreement to the extent that (a) such Liens cannot be perfected by the filing of financing statements under the Uniform Commercial Code or by the filing, acceptance and recording thereof in the United States Patent and Trademark Office or (b) such Trademarks, Patents, Trademark Licenses and Patent Licenses are not, individually or in the aggregate, material to the business of the Borrower and its Subsidiaries taken as a whole, (iv) Liens on uncertificated securities, (v) Liens on Collateral the perfection of which requires filings in or other actions under the laws of jurisdictions outside of the United States of America, any State, territory or dependency thereof or the District of Columbia (except to the extent that such filings or other actions have been made or taken), (vi) Liens on contracts or Receivables on which the United States of America or any department, agency or instrumentality thereof is the obligor, (vii) Liens on Proceeds of Receivables and Inventory, until transferred to or deposited in the collateral proceeds account (if any), except to the extent otherwise provided in
Section 9-306 of the Uniform Commercial Code or other similar law, and (viii) claims of creditors of Persons receiving goods included as Collateral for "sale or return" within the meaning of Section 2-326 of the Uniform Commercial Code of the applicable jurisdiction, upon filing of the financing statements delivered to the Administrative Agent by the Borrower and its Subsidiaries on the Effective Date in the jurisdictions listed on Schedule 6.1(e) (which financing statements are in proper form for filing in such jurisdictions) and the recording of any mortgages (and the recording of the Patent and Trademark Security Agreement, and the making of filings after the Effective Date in any other jurisdiction as may be necessary under any Requirement of Law) and the delivery to, and continuing possession by, the Administrative Agent of all Chattel Paper, Contracts, Documents and Instruments a security interest in which is perfected by possession, the Liens created pursuant to each Security Document, when executed and delivered, will constitute valid Liens on and , to the extent provided therein, perfected security interests in the collateral referred to in such Security Document (but as to the Copyrights and the Copyrights Licenses and accounts arising therefrom, only to the extent the Uniform Commercial Code of the relevant jurisdiction, from time to time in effect, is applicable) in favor of Administrative Agent for the ratable benefit of the Lenders, which Liens will be prior to all other Liens of all other Persons, except for Liens permitted pursuant to the Loan Documents (including, without limitation, those permitted to exist pursuant to subsection 8.3), and which Liens are enforceable as such as against all other Persons (except, with respect to goods only, buyers in the ordinary course of business to the extent provided in section 9-307(1) of the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction, and except to the extent that the recording of an assignment or other transfer to title to the Administrative Agent in the United States Patent and Trademark Office may be necessary for such enforceability), except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). Notwithstanding any other provision of this Agreement, capitalized terms which are used in this subsection 5.14 and not defined in this Agreement are so used as defined in the Borrower Security Agreement.

                  5.15 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness as contemplated hereby.

                  5.16 Subsidiaries. Schedule 5.16 sets forth all the Subsidiaries of the Borrower as of the date hereof, the jurisdiction of their incorporation and the direct or indirect ownership interest of the Borrower therein.

                  5.17 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower to (a) refinance the Borrower's Existing Credit Facility, (b) pay the Closing Dividend and (c) finance the working capital and business requirements (together with any other business activities not prohibited by this Agreement) of the Borrower and its Subsidiaries.

                  5.18 Environmental Matters. Except as disclosed in Schedule 5.18:

                  (a) To the best knowledge of Borrower, after diligent inquiry, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") and all operations at the Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business"), and there are no conditions relating to the Business or Properties that would be reasonably likely to give rise to liability under any applicable Environmental Law, except for any failure so to comply or violation or condition that would not be reasonably likely to result in the payment of a Material Environmental Amount.

                  (b) To the best knowledge of Borrower, after diligent inquiry, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern at, on or under the Properties in amounts or concentrations that constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws except insofar as the presence of any Materials of Environmental Concern is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (c) Neither the Borrower nor any of its Subsidiaries has received any written or verbal notice of, or inquiry from any Governmental Authority, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that is or are reasonably likely to result in the payment of a Material Environmental Amount.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Properties, or generated, treated, stored or disposed of by or on behalf of the Borrower or any Subsidiary at, on or under any of the Properties or any other location in violation of, or in a manner that would be reasonably likely to give rise to liability under, any applicable Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower, any Subsidiary, the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  (f) There has been no release or, to the best knowledge of Borrower, after diligent inquiry, threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations (including, without limitation, disposal) of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that would be reasonably likely to give rise to liability under Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, is not reasonably likely to result in the payment of a Material Environmental Amount.

                  5.19 Accuracy of Information. No statement or information (other than projections, forecasts and pro forma financial information) contained in this Agreement, any other Loan Document or any other document, certificate or statement furnished prior to the Effective Date to the Administrative Agent, the Other Representatives or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained, when taken together with all other statements and information so furnished prior to the Effective Date, any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein. As of the Effective Date, there is no fact known to the Borrower (other than matters of a general economic nature or otherwise relating to general market conditions) that would reasonably be expected to have a material adverse effect on the business, operations, property, condition (financial or otherwise) or prospects of Holding, the Borrower and its Subsidiaries taken as a whole that has not been expressly disclosed herein, in the other Loan Documents, or in such other documents, certificates and statements furnished to the Administrative Agent, the Other Representatives and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

                         SECTION 6. CONDITIONS PRECEDENT

                  6.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial Extension of Credit requested to be made by it is subject to the satisfaction or waiver, immediately prior to or concurrently with the making of such Extension of Credit on the Effective Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender,
         (ii) for the account of each Lender, a Revolving Credit Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iii) for the account of the Swing Line Lender, a Swing Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, (iv) the Holding Stock Pledge Agreement, executed and delivered by a duly authorized officer of the party thereto, with a conformed copy for each Lender (together with acknowledgements and consents from each of the issuers of stock pledged thereunder duly executed and delivered by a duly authorized officer of each such issuer), (v) the Holding Guarantee, executed and delivered by a duly authorized officer of the party thereto, with a conformed copy for each Lender, (vi) the Borrower Security Agreement, executed and delivered by a duly authorized officer of the party thereto, with a conformed copy for each Lender, (vii) the Borrower Patent and Trademark Security Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a conformed copy for each Lender, (viii) the Borrower Stock Pledge Agreement, executed and delivered by a duly authorized officer of the parties thereto, with a conformed copy for each Lender, and (ix) each Mortgage, executed and delivered by a duly authorized officer of the parties thereto, with a conformed copy for each Lender.

                  (b) Termination of Existing Credit Facility: The loans outstanding, the revolving credit commitments and the reducing revolving credit commitments under the Existing Credit Facility shall have been terminated and all Indebtedness outstanding thereunder shall be paid in full concurrently with the Loans on the Closing Date

                  (c) Financial Information. The Lenders shall have received, prior to the Effective Date, copies of (i) audited consolidated statements of operations, cash flow and shareholders' equity of Holding for fiscal years ending December 31, 1998 and December 31, 1999, and audited consolidated balance sheets of Holding as at December 31, 1998 and December 31, 1999, prepared in accordance with GAAP, accompanied by a report of PricewaterhouseCoopers LLP, (ii) unaudited interim statements of operations and cash flow and an unaudited consolidated balance sheet of Holding for the two-month period ended on February 29, 2000.

                  (d) Consents, Licenses and Approvals. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of a Responsible Officer of the Borrower stating that all consents, authorizations, notices and filings referred to in Schedule 5.4 are in full force and effect or have the status described in such Schedule 5.4, and the Administrative Agent shall have received evidence thereof reasonably satisfactory to it.

                  (e) Lien Searches. The Administrative Agent shall have received the results of a recent search commenced after March 1, 2000 by a Person reasonably satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgment and tax lien filings which may have been filed with respect to personal property of the Borrower and its Subsidiaries in any of the jurisdictions set forth in Schedule 6.1(e), and the results of such search shall be reasonably satisfactory to the Administrative Agent.

                  (f) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                               (i) the executed legal opinion of Debevoise &
                  Plimpton, special counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit G-1; and

                              (ii) the executed legal opinion of each local
                  counsel of the Borrower listed on Schedule 6.1(f), with respect to collateral security matters, substantially in the form of Exhibit G-2.

         In addition, the Administrative Agent shall have received a certificate, with supporting calculations, from the chief financial officer of the Borrower stating that the execution and delivery of this Agreement and the borrowings contemplated hereby and the Closing Dividend payment comply with the Subordinated Note Indenture.

                  (g) Actions to Perfect Liens. All filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1 in each jurisdiction set forth on Schedule 6.1(e), necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed or shall in all respects be ready to be completed immediately following the Effective Date, and all agreements, statements and other documents relating thereto shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (h) Pledged Stock; Stock Powers. The Administrative Agent shall have received the certificates representing all of the Capital Stock of the Borrower, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of Holding.

                  (i) Fees. The Borrower shall have paid to the Administrative Agent, the Other Representatives and the Lenders the fees to be received on the Effective Date referred to in Section 4.5.

                  (j) Closing Certificate. The Administrative Agent shall have received with a counterpart for each Lender, a certificate of each Loan Party substantially in the form of Exhibit J hereto, dated the Effective Date, executed and delivered by duly authorized officers of such Loan Party and containing the relevant certifications and attaching the relevant documents referred to in Sections 6.1(d), (m) and (n).

                  (k) Corporate Proceedings of the Loan Parties. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each Loan Party authorizing, as applicable, (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is or will be a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens to be created pursuant to the Security Documents to which it will be a party, certified by the Secretary or an Assistant Secretary of such Person as of the Effective Date.

                  (l) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

                  (m) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 7.5, Section 5(m) of the Borrower Security Agreement and the Subsidiaries Security Agreement and Section 5 of each Mortgage shall have been satisfied.

                  (n) Other Documents. The Administrative Agent and each Other Representative shall have received such other corporate documents and other instruments as it shall reasonably request.

                  6.2 Conditions to Each Other Extension of Credit. The agreement of each Lender to make any Extension of Credit requested to be made by it on any date (including, without limitation, the initial Extension of Credit and each Swing Line Loan) is subject to the satisfaction or waiver of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party pursuant to this Agreement or any other Loan Document (or in any amendment, modification or supplement hereto or thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to this Agreement or any other Loan Document shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extensions of Credit requested to be made on such date.

Each borrowing by, and issuance of a Letter of Credit on behalf of, the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing or such issuance that the conditions contained in this Section 6.2 have been satisfied.


                        SECTION 7. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, from and after the Effective Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Notes, all Reimbursement Obligations and any other amount then due and owing to any Lender, any Other Representative or the Administrative Agent hereunder and termination or expiration of all Letters of Credit, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                  7.1 Financial Statements. Furnish to each Lender:

                  (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of Holding, a copy of the audited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of operations, changes in stockholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Lenders in their reasonable judgment;

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of Holding, the unaudited consolidated balance sheet of Holding and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations, changes in stockholders' equity and cash flows of Holding and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth, in the case of each such consolidated balance sheet and such consolidated statements of operations and cash flows in comparative form the figures for the corresponding period of the previous fiscal year, certified by a Responsible Officer of Holding as being fairly stated in all material respects (subject to normal year-end audit and other adjustments); and all such financial statements shall be (and, in the case of financial statements delivered pursuant to Sections 7.1(a) and (b) above, shall be certified by a Responsible Officer of Holding or the Borrower, as the case may be, as being) complete and correct in all material respects in conformity with GAAP and shall be (and, in the case of financial statements delivered pursuant to Sections 7.1(a) and (b) above, shall be certified by a Responsible Officer of Holding or the Borrower, as the case may be, as being) prepared in reasonable detail in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein, and except, in the case of the financial statements delivered pursuant to Sections 7.1(a) and (b), for the absence of certain notes).

                  7.2 Certificates; Other Information. Furnish to each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 7.1(a) a certificate of the independent certified public accountants reporting on such financial statements stating that in making the audit necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (b) concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and (b), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and in the Notes and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Officer has obtained no knowledge of any Default or Event of Default, except, in each case, as specified in such certificate and (ii) setting forth the calculations required to determine (A) compliance with the covenants set forth in Section 8.1 (in the case of a certificate furnished with the financial statements referred to in Sections 7.1(a) and (b)) and (B) compliance with the covenant set forth in Section 8.9 (in the case of a certificate furnished with the financial statements referred to in Section 7.1(a));

                  (c) concurrently with the delivery of the financial statements referred to in Section 7.1(a) and the delivery of the financial statements for the second fiscal quarter of Holding referred to in Section 7.1(b), a certificate of a Responsible Officer of the Borrower (i) stating that, to the best of such Officer's knowledge, except as specified in such certificate, the Borrower and its Subsidiaries during such period have observed or performed all of their respective environmental covenants and other agreements, and satisfied every condition, contained in Sections 7.7(f) and 7.8 and (ii) describing in reasonable detail the scope of any investigations, studies, sampling and testing undertaken since the date of the most recent certificate delivered pursuant to this Section 7.2(c), and all remedial, removal and other similar actions conducted or taken by the Borrower or any of its Subsidiaries during such period with respect to Materials of Environmental Concern;

                  (d) not later than 90 days after the beginning of each fiscal year of the Borrower, a copy of the operating budget (on a quarter-by-quarter basis) of the Borrower and its Subsidiaries for such fiscal year, such operating budget to be accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such Responsible Officer believes such operating budget to have been prepared on the basis of reasonable assumptions;

                  (e) within five Business Days after the same are sent, copies of all financial statements and reports which Holding or the Borrower sends to the holders of any class of its securities, and within five Business Days after the same are filed, copies of all financial statements and periodic reports which Holding or the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (f) within five Business Days after the same are filed, copies of all registration statements and any amendments and exhibits thereto, which Holding or the Borrower may file with the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (g) concurrently with the delivery of the financial statements referred to in Section 7.1(a) and (b), a certificate issued by a Responsible Officer of the Borrower setting forth the necessary calculations required to reflect the availability of dividends pursuant to Section 8.7(b), and (x) three Business Days prior to any distribution proposed to be made under Section 8.7(b) a certificate issued by a Responsible Officer of the Borrower (in this case a financial officer of the Borrower) setting forth the necessary calculations required to reflect the availability of the proposed dividend pursuant to the requirements of Section 8.7(b); and

                  (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  7.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings diligently conducted and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by the Borrower and its Subsidiaries, taken as a whole, and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of the business of the Borrower and its Subsidiaries, taken as a whole, except as otherwise permitted pursuant to Section 8.5, provided that the Borrower and its Subsidiaries shall not be required to maintain any such rights, privileges or franchises, if the failure to do so would not reasonably be expected to have a Material Adverse Effect; and comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

                  7.5 Maintenance of Property; Insurance. Keep all property useful and necessary in the business of the Borrower and its Subsidiaries, taken as a whole, in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all property material to the business of the Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption insurance and casualty insurance on each Material Facility, which product liability insurance shall, to the extent reasonably available to the Borrower, be comparable in all material respects to the product liability insurance of the Borrower in effect on the Effective Date and which casualty insurance shall be on a replacement cost basis to the extent reasonably available to the Borrower) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to the Administrative Agent, upon written request, information in reasonable detail as to the insurance carried.

                  7.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, complete and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and, to the extent reasonable, make abstracts from any of its books and records, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants, in each case at any reasonable time, upon reasonable notice, and as often as may reasonably be desired.

                  7.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                  (a) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, the occurrence of any Default or Event of Default;

                  (b) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries, other than as previously disclosed in writing to the Lenders, or
(ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect;

                  (c) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved (not covered by insurance or indemnified by the Seller pursuant to the Purchase Agreement) is $3,000,000 or more or in which injunctive or similar relief is sought that would reasonably be expected to have a Material Adverse Effect;

                  (d) the following events, as soon as possible and in any event within 30 days after a Responsible Officer of the Borrower knows or reasonably should know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Single Employer or Multiemployer Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan; (ii) Underfunding with respect to any Single Employer Plan which could result in a material liability to the Borrower; (iii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Single Employer or Multiemployer Plan; or
(iv) the occurrence or expected occurrence of any event or condition under which the Borrower or any Commonly Controlled Entity has incurred or incur any liability in respect of a Former Plan;

                  (e) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, any material adverse change in the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;

                  (f) as soon as possible after a Responsible Officer of the Borrower knows or reasonably should know thereof, (i) any release or discharge by the Borrower or any Subsidiary of any Materials of Environmental Concern required to be reported under Environmental Laws to any Governmental Authority that would reasonably be expected to result in the payment of a Material Environmental Amount and (ii) any condition, circumstance, occurrence or event that under Environmental Laws would reasonably be expected to result in a material liability or would reasonably be expected to result in the imposition of any Lien on any material portion of the Collateral or any other restriction on the title, ownership or transferability of any material portion of the Properties that would reasonably be expected to result in the payment of a Material Environmental Amount; and

                  (g) no later than two Business Days prior to the making thereof, any offer by the Borrower to purchase any Subordinated Notes pursuant to the Subordinated Note Indenture in connection with the occurrence of a Specified Change of Control.

Each notice pursuant to this Section 7.7 shall be accompanied by a statement of a Responsible Officer of the Borrower (and, if applicable, the relevant Commonly Controlled Entity or Subsidiary) setting forth details of the occurrence referred to therein and stating what action the Borrower (or, if applicable, the relevant Commonly Controlled Entity or Subsidiary) proposes to take with respect thereto.

                  7.8 Environmental Laws. (a) Comply with, and use all reasonable efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use all reasonable efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except in each case to the extent that the failure to do so would not be reasonably expected to result in the payment of a Material Environmental Amount.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other similar actions required of the Borrower or any Subsidiary under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings, and except in each case to the extent that the failure to do so would not be reasonably expected to result in the payment of a Material Environmental Amount.

                  7.9 After-Acquired Property and Fixtures. (a) With respect to any owned property which is contemplated by the Security Documents to constitute Collateral (real or personal) or fixtures in which the Borrower or any of its Subsidiaries acquires ownership rights at any time after the Effective Date, promptly grant to the Administrative Agent, for the ratable benefit of the Lenders, a perfected Lien on all such owned property (real or personal) and fixtures to the extent contemplated by the Security Documents, upon terms reasonably satisfactory in form and substance to the Administrative Agent and in accordance with any applicable requirements of any Governmental Authority; provided that nothing in this Section 7.9(a) shall defer or impair the attachment or perfection of any security interest in any Collateral covered by any of the Security Documents which would attach or be perfected pursuant to the terms thereof without action by the Borrower, any Subsidiary or any other Person.

                  (b) At its own expense, execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument reasonably deemed by the Administrative Agent to be necessary or desirable for the creation and perfection of the Liens described in paragraph (a) above.

                  7.10. Surveys. the Borrower shall have furnished to the Administrative Agent, no later than 60 days after the date hereof, and the title insurance company issuing the policy referred to in Section 7.11 (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of the owned real property covered by each Mortgage certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated a date reasonably satisfactory to the Administrative Agent, the Other Representatives and the Title Insurance Company by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites necessary to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map.

                  7.11. Title Insurance Policy. The Borrower shall have furnished to the Administrative Agent, no later than 60 days after the date hereof, in respect of each parcel covered by each Mortgage a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the date of the recording of such Mortgage. Each such policy shall (i) be in an amount reasonably satisfactory to the Administrative Agent and the Other Representatives; (ii) insure that each Mortgage insured thereby creates a valid first Lien on such parcel free and clear of all defects and encumbrances, except those permitted by Section 8.3 and such as may be approved by the Administrative Agent, provided that those defects and encumbrances originally approved by the Administrative Agent in connection with the Existing Credit Facility shall be approved in connection herewith; (iii) name the Administrative Agent as the insured thereunder; (iv) be in the form of ALTA Loan Policy; (v) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request, provided that those endorsements and affirmative coverage originally received by the Administrative Agent in connection with the Existing Credit Facility shall be acceptable to the Administrative Agent in connection with all matters other than those arising after the date of the Existing Credit Facility and (vi) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence reasonably satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid. The Administrative Agent shall have also received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in this Section.

                  7.12. Flood Insurance. The Borrower shall have furnished to the Administrative Agent, no later than 60 days after the date hereof, (i) a policy of flood insurance which (A) covers any parcel of improved real property located in a flood hazard area which is encumbered by any Mortgage (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the Flood Disaster Protection Act of 1973, whichever is less, and (C) has a term ending not later than the first anniversary of the Effective Date and (ii) confirmation that the Borrower has received the notice from the Administrative Agent required pursuant to Section 208(e)(3) of Regulation H of the Board of Governors of the Federal Reserve System.


                          SECTION 8. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, from and after the Effective Date and so long as the Commitments remain in effect, and thereafter until payment in full of the Notes, all Reimbursement Obligations and any other amount then due and owing to any Lender, any Other Representative or the Administrative Agent hereunder and termination or expiration of all Letters of Credit, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  8.1 Financial Condition Covenants.

                  (a) Maintenance of Interest Expense Ratio. Permit, for any period of four consecutive fiscal quarters of the Borrower ending during any test period set forth below, the Consolidated Interest Expense Ratio at the last day of such consecutive fiscal quarter period to be less than the ratio set forth opposite such test period below:

         Period                     Ratio
         ------                     -----
         3/30/00-12/30/00           2.50 to 1.00
         12/31/00-12/30/02          2.75 to 1.00
         thereafter                 3.00 to 1.00

                  (b) Consolidated Leverage Ratio: Permit the Consolidated Leverage Ratio as at the last day of any fiscal quarter of Borrower occurring during the period set forth below to be greater than the ratio set forth opposite such period set forth below:

         Period                     Ratio
         ------                     -----
         3/30/00-12/30/00           3.75 to 1.00
         12/31/00-12/30/01          3.25 to 1.00
         thereafter                 2.75 to 1.00

                  8.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (including any Indebtedness of any of its Subsidiaries), except:

                  (a) Indebtedness of any Loan Party under any Loan Document to which it is a party;

                  (b) Indebtedness of the Borrower and any Subsidiary Guarantor under or in respect of the Subordinated Notes;

                  (c) Indebtedness in respect of loans made by the Borrower or any Subsidiary to the Borrower or any Subsidiary pursuant to Section 8.10;

                  (d) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) otherwise permitted pursuant to this Agreement in an aggregate principal amount not exceeding in the aggregate as to the Borrower and its Subsidiaries $25,000,000 at any one time outstanding;

                  (e) Indebtedness under Interest Rate Agreements permitted by
Section 8.19;

                  (f) other Indebtedness outstanding on the date hereof and listed on Schedule 8.2(f) and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

                  (g) to the extent that any Guarantee Obligation permitted under Section 8.4 constitutes Indebtedness, such Indebtedness;

                  (h) Indebtedness of the Borrower and any of its Subsidiaries incurred to finance the premiums for insurance policies or representing obligations in respect of deductibles, self-insured retention amounts or reimbursement obligations in respect of amounts incurred or paid by an insurance company under any insurance program in effect on the date hereof or instituted after the date hereof consistent with past practice;

                  (i) Indebtedness of the Borrower or any of its Subsidiaries incurred to finance the purchase price of any acquisition permitted by Section
8.11 in an aggregate principal amount, when added to the aggregate amount of Guarantee Obligations incurred pursuant to Section 8.4(l), not to exceed $20,000,000 at any one time outstanding;

                  (j)  Indebtedness permitted by Section 4.8(b); and

                  (k) additional Indebtedness of the Borrower or any Subsidiary in an aggregate amount, when added to the aggregate amount of Guarantee Obligations incurred pursuant to Section 8.4(n), not to exceed $15,000,000 at any one time outstanding.

                  8.3 Limitation on Liens Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet delinquent or the nonpayment of which in the aggregate would not reasonably be expected to have a Material Adverse Effect, or which are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently conducted;

                  (c) Liens of landlords or of mortgagees of landlords arising by operation of law, provided that such Liens do not have a material adverse effect on the value or use of the assets encumbered thereby;

                  (d) pledges, deposits or other Liens in connection with workers' compensation, unemployment insurance, other social security benefits or other insurance related obligations (including, without limitation, pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements) and Liens on the proceeds of insurance policies created in connection with any of the foregoing or with any Indebtedness referred to in Section 8.2(h);

                  (e) Liens arising by reason of any judgment, decree or order of any court or other Governmental Authority, if appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order, are being diligently prosecuted and shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

                  (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, judgment and like bonds, replevin and similar bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) zoning restrictions, easements, rights-of-way, restrictions on the use of property, other similar encumbrances incurred in the ordinary course of business and minor irregularities of title, which do not materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (h) Liens securing or consisting of Indebtedness of the Borrower and its Subsidiaries permitted by Sections 8.2(d) and (i) incurred to finance the acquisition of fixed or capital assets or any acquisition permitted by Section 8.11, respectively, provided that (i) such Liens shall be created within three months of the acquisition of such fixed or capital assets, (ii) such Liens securing such Indebtedness do not at any time encumber any property other than the property financed by such Indebtedness and (iii) except as to Financing Leases, the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such assets (in the case of a purchase) or fair value (as determined in good faith by the board of directors of the Borrower or the relevant Subsidiary or, with respect to any asset with a fair value of $500,000 or less, any Responsible Officer of the Borrower or such Subsidiary) of such property at the time it was acquired (in all other cases);

                  (i) Liens existing on assets or properties at the time of the acquisition thereof by the Borrower or a Subsidiary which do not materially interfere with the use of the property subject thereto or extend to or cover any assets of the Borrower or such Subsidiary other than the assets or property being acquired;

                  (j) Liens (i) in existence on the date hereof and listed in
Schedule 8.3(j) and other Liens securing Indebtedness of the Borrower and its Subsidiaries permitted by Section 8.2(f), provided that no such Lien is spread to cover any additional property after the Effective Date and that the amount of Indebtedness secured thereby is not increased, or (ii) not otherwise permitted hereunder and securing obligations not exceeding (as to the Borrower and all Subsidiaries) $10,000,000 in aggregate amount at any time outstanding;

                  (k)  Liens created pursuant to the Security Documents; and

                  (l) Liens on Intellectual Property (as defined in Section 5.9) and on foreign patents, trademarks, trade names, copyrights, technology, know-how and processes resulting from the granting of licenses to use such Intellectual Property and/or foreign patents, trade names, copyrights, technology, know-how and/or processes to any Person in the ordinary course of business of the Borrower or any of its Subsidiaries.

                  8.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the date hereof and listed in Schedule 8.4(a), and any refinancings, refundings, extensions or renewals thereof, provided that the amount of such Guarantee Obligation shall not be increased at the time of such refinancing, refunding, extension or renewal;

                  (b) Guarantee Obligations in connection with up to an aggregate principal amount of $7,500,000 of Indebtedness outstanding at any time incurred by directors, officers, employees, managers or consultants of or to Holding, the Borrower or any of their respective Subsidiaries in connection with any Management Subscription Agreement, and any refinancings, refundings, extensions or renewals thereof;

                  (c) Guarantee Obligations in connection with sales or other dispositions permitted under Section 8.6, including guarantees with respect to leases, indemnification obligations, and guarantees of collectibility in respect of accounts receivable or notes receivable for up to face value;

                  (d) Guarantee Obligations for bankers' acceptances, bills of exchange, performance bonds, replevin and similar bonds, suretyship arrangements, or bank overdrafts repaid in three days, all in the ordinary course of business, and reimbursement obligations in respect of commercial documentary letters of credit issued for the account of the Borrower or any of its Subsidiaries for the purchase of goods or services in the ordinary course of business, and standby letters of credit for use in the ordinary course of business, in an aggregate principal or face amount for all such Guarantee Obligations described in this Section 8.4(d) at any one time outstanding (as to the Borrower and all Subsidiaries) not to exceed $15,000,000 at any time outstanding, provided, that in no event shall the sum of
(x) the aggregate then undrawn and unexpired amount of the letters of credit referred to above and (y) the aggregate amount of unreimbursed drawings in respect of such letters of credit exceed $15,000,000 at any one time outstanding;

                  (e) Guarantee Obligations in respect of indemnification and contribution agreements in favor of CD&R, C&D Fund IV, Affiliates thereof and each Person who becomes a director, officer or employee of Holding, the Borrower or any of their Subsidiaries in respect of liabilities (i) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise in connection with any offering of securities by Holding, the Borrower or any of their Subsidiaries, (ii) incurred to third parties for any action or failure to act of Holding, the Borrower or any of their Subsidiaries or successors, (iii) to Persons which are not Affiliates, arising out of the performance by CD&R of management consulting or financial advisory services to Holding, the Borrower or any of their Subsidiaries, (iv) arising out of the fact that any indemnitee was or is a director, officer or employee of Holding, the Borrower or any of their Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or (v) to the fullest extent permitted by Delaware law, out of any breach or alleged breach by such an indemnitee of their fiduciary duty as a director or officer of Holding, the Borrower or any of their Subsidiaries;

                  (f) Reimbursement Obligations in respect of the Letters of Credit;

                  (g) Guarantee Obligations in respect of up to an aggregate principal amount, together with the amount of all Investments permitted under
Section 8.10(e)(iii), of $5,000,000 outstanding at any time of third-party loans and advances to officers or employees of the Borrower or any Subsidiary for travel, entertainment and relocation expenses incurred in the ordinary course of business;

                  (h) obligations to insurers required in connection with worker's compensation and other insurance coverage incurred in the ordinary course of business;

                  (i) obligations under any Interest Rate Agreements permitted by Section 8.19;

                  (j) guarantees made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations of the Borrower or any Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor, which obligations are otherwise permitted under this Agreement;

                  (k) Guarantee Obligations incurred pursuant to the Guarantees and Guarantee Obligations in favor of the Subordinated Notes;

                  (l) Guarantee Obligations incurred in connection with acquisitions permitted under Section 8.11 in an aggregate amount, when added to the aggregate amount of Indebtedness incurred pursuant to Section 8.2(i), not to exceed $20,000,000 at any one time outstanding;

                  (m) Guarantee Obligations made in the ordinary course of its business by the Borrower or any of its Subsidiaries of obligations (other than Indebtedness) of any Subsidiary which obligations are otherwise permitted under this Agreement; and

                  (n) Guarantee Obligations in addition to those otherwise permitted by this Section 8.4 in an aggregate amount not to exceed $10,000,000 at any one time outstanding; provided, that in no event shall the aggregate amount of Guarantee Obligations incurred pursuant to this Section 8.4(n) and Indebtedness incurred pursuant to Section 8.2(k) exceed $15,000,000 at any one time outstanding.

                  8.5 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, except:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any one or more Wholly Owned Subsidiaries of the Borrower which are Subsidiary Guarantors (provided that the Wholly Owned Subsidiary or Wholly Owned Subsidiaries shall be the continuing or surviving corporation);

                  (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property, business or assets (upon voluntary liquidation or otherwise) to the Borrower or any Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor;

                  (c) any Foreign Subsidiary of the Borrower may be merged or consolidated with or into any one or more Wholly Owned Foreign Subsidiaries of the Borrower and any Foreign Subsidiary of the Borrower may sell, lease, transfer or otherwise dispose of any or all of its property, business or assets (upon voluntary liquidation or otherwise) to any Wholly Owned Foreign Subsidiary; and

                  (d) in the case of any Subsidiary, as permitted by Section
8.6.

                  8.6 Limitation on Sale of Assets. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock, to any Person other than the Borrower or any Wholly Owned Subsidiary which is a Subsidiary Guarantor, except:

                  (a) the sale or other Disposition of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

                  (b) the sale or other Disposition of any inventory or other personal property in the ordinary course of business;

                  (c) the sale or discount without recourse of accounts receivable or notes receivable arising in the ordinary course of business, or the conversion or exchange of accounts receivable into or for notes receivable, in connection with the compromise or collection thereof;

                  (d)  as permitted by Section 8.5(b) or (c);

                  (e) the abandonment or other Disposition of patents, trademarks or other intellectual property that are, in the reasonable judgment of the Borrower, no longer economically practicable to maintain or useful in the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (f) Dispositions of any assets or property by the Borrower or any Subsidiary to the Borrower or any Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor or by any Foreign Subsidiary to any other Foreign Subsidiary of the Borrower;

                  (g) Dispositions of any assets having a fair market value not in excess of $20,000,000 in the aggregate during the term of this Agreement, provided that all Net Cash Proceeds of each such Disposition are reinvested within one year of such Disposition in other property or assets that will be used in the business of the Borrower and its Subsidiaries and that constitute Collateral, and provided, further, that none of such other property or assets may be subject to any Lien created or assumed pursuant to Section 8.3(h) or (j) or any Lien securing Indebtedness created or assumed pursuant to Section 8.3(i);

                  (h) any Disposition in connection with any Investment permitted by Section 8.10(f), (g), (h), (j) or (k); and

                  (i) any other Asset Sales by the Borrower or any of its Subsidiaries so long as the fair market value of the assets so sold does not exceed $10,000,000 in the aggregate after the Effective Date.

                  8.7 Limitation on Dividends. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower or Holding or options, warrants or other rights to purchase common stock of the Borrower or Holding) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution (other than distributions payable solely in common stock of the Borrower or Holding or options, warrants or other rights to purchase common stock of the Borrower or Holding) in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, except that:

                  (a) the Borrower may pay a dividend payment to Holding in order to allow Holding to make a dividend payment to its shareholders in an amount of up to $56,000,000, on or prior to May 15, 2000 (collectively the "Closing Dividend");

                  (b) so long as there is no Default or Event of Default in existence, the Borrower may from time to time make a dividend payment of up to the amount which would then be permitted by Section 1009 of the Subordinated
Note Indenture as it is in effect on the date hereof, if for purposes of such Section any Subordinated Note Repurchase made after the date hereof were deemed to be a dividend payment, in each case to allow Holding to make an equivalent dividend payment to its shareholders; provided that, the Administrative Agent shall have received the certificates referred to in Section 7.2(g) in accordance therewith;

                  (c) the Borrower may pay cash dividends to Holding in an amount sufficient to allow Holding to pay expenses incurred in the ordinary course of business in an aggregate amount not to exceed $1,000,000 in any fiscal year;

                  (d) the Borrower may pay cash dividends to Holding in an amount sufficient to cover reasonable and necessary expenses (including professional fees and expenses) incurred by Holding in connection with (I) registration, public offerings and exchange listing of equity securities and maintenance of the same, (II) compliance with reporting obligations under federal or state laws or under this Agreement or any of the other Loan Documents or under the Subordinated Note Indenture and (III) indemnification and reimbursement of directors, officers and employees in respect of liabilities relating to their serving in any such capacity;

                  (e) the Borrower may pay cash dividends to Holding in amounts sufficient to pay tax liabilities of Holding which are paid in cash by Holding to any taxing authority;

                  (f) the Borrower may pay cash dividends to Holding in an amount sufficient to allow Holding to repurchase shares of its common stock or options in respect thereof pursuant to and as contemplated by the Management Subscription Agreements which may be entered into between Holding and certain employees, officers, directors or managers of, or consultants to, Holding, the Borrower and their Subsidiaries (including, without limitation, repurchase of shares or options from trusts for the benefit of relatives of employees, directors or managers of, or consultants to, Holding, the Borrower or any of their Subsidiaries) for an aggregate purchase price (net of resales of such shares or options) not to exceed $7,500,000 in the aggregate in any fiscal year; and

                  (g) the Borrower may pay cash dividends to Holding in an amount sufficient to allow Holding to pay all fees and expenses incurred by it in connection with the Transaction.

         8.8 Limitation on Optional Payments and Modifications of Debt Instruments, etc.

                  (a) Make any optional payment or prepayment on or redemption, repurchase or defeasance of any Subordinated Notes (all a "Subordinated Note Repurchase") except that so long as there is no Default or Event of

Default in existence, the Borrower may make Subordinated Note Repurchases which would then be permitted by Section 1009 of the Subordinated Note Indenture if such Subordinated Note Repurchase and any other Subordinated Note Repurchases made after the date hereof were deemed to be a dividend payment for purposes of such Section;

                  (b) amend, modify or change, or consent to any amendment, modification or change to any material term of any Subordinated Notes (including, without limitation, any subordination provisions, covenants, stated maturity, principal amount or rate of payment of interest) in a manner that would have an adverse effect on the interests of the Administrative Agent or the Lenders hereunder or under any Loan Document without the prior consent of the Required Lenders; or

                  (c) offer to repurchase any Subordinated Notes in connection with the occurrence of a Specified Change of Control prior to the date which is ten days after the date of such Specified Change of Control.

                  8.9 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditures (excluding (x) any expenses incurred in connection with normal replacement and maintenance programs properly charged to current operations, (y) any reinvestments of Net Cash Proceeds (or amounts equal thereto) during the term of this Agreement received with respect to any Asset Sale which reinvestments are made in accordance with Section 8.6(g) and (z) any reinvestments of Net Cash Proceeds (or amounts equal thereto) received with respect to any Recovery Event) exceeding in the aggregate for the Borrower and its consolidated Subsidiaries, for any fiscal year of the Borrower set forth below, the amount set forth opposite such fiscal year below:

                  Fiscal Year                        Amount
                  -----------                        ------

                  2000                               $25,000,000
                  thereafter                         $20,000,000

provided that (i) any Capital Expenditures permitted to be made during any fiscal year and not made during such fiscal year may be carried over and expended during the next succeeding fiscal year and (ii) Capital Expenditures made during any fiscal year shall be first deemed made in respect of amounts carried over from the prior fiscal year and then deemed made in respect of amounts permitted for such fiscal year.

                  8.10 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in (each an "Investment"), any Person, except:

                  (a) extensions of trade credit in the ordinary course of business of the Borrower or any of its Subsidiaries;

                  (b)  Investments in Cash Equivalents;

                  (c) Investments existing on the date hereof and described in
Schedule 8.10(c), setting forth the respective amounts of such Investments as of a recent date;

                  (d) Investments in notes receivable in connection with transactions permitted by Section 8.6(c);

                  (e) loans and advances to officers, directors or employees of the Borrower or any of its Subsidiaries (i) in the ordinary course of business for travel and entertainment expenses, (ii) existing on the date hereof and described in Schedule 8.10(c), (iii) made after the Effective Date for relocation expenses, not to exceed (as to the Borrower and all Subsidiaries), together with the amount of all Guarantee Obligations permitted pursuant to
Section 8.4(g), $5,000,000 in the aggregate outstanding at any time and (iv) relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

                  (f) Investments by the Borrower in any Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor and by any Subsidiary of the Borrower in the Borrower or in any Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor;

                  (g) in addition to Investments otherwise expressly permitted by this Section 8.10, Investments by the Borrower or any Subsidiary of the Borrower in Foreign Subsidiaries of the Borrower in an aggregate amount not to exceed $5,000,000 at any one time outstanding for all such Foreign Subsidiaries;

                  (h) Investments by any Foreign Subsidiary of the Borrower in any other Foreign Subsidiary of the Borrower;

                  (i) loans or advances, approved by any Responsible Officer of the Borrower, to officers, directors or employees of the Borrower or any of its Subsidiaries not to exceed $2,500,000 in the aggregate at any time outstanding;

                  (j) Investments (in addition to any other Investments permitted by this Section 8.10) in an aggregate amount not to exceed $20,000,000 at any one time outstanding; and

                  (k) transfers by the Borrower of Capital Stock of the Mexican Company to any Domestic Subsidiary.

                  8.11 Limitations on Certain Acquisitions. Acquire by purchase or otherwise all the business or assets of, or stock or other evidences of beneficial ownership of, any Person, except that the Borrower and its Subsidiaries shall be allowed to make any such acquisitions so long as the aggregate consideration paid by the Borrower and its Subsidiaries (including the assumption of Indebtedness) in connection with all such acquisitions since the Effective Date does not exceed $35,000,000 (plus any reinvestments of Net Cash Proceeds (or amounts equal thereto) received with respect to any Asset Sale which reinvestments are made in accordance with Section 8.6(g)); provided that, after giving effect thereto, no Default or Event of Default shall occur as a result of such acquisition.

                  8.12 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate (other than the Borrower or a Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, and (b) upon terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that nothing contained in this Section 8.12 shall be deemed to prohibit:

                     (i) the Borrower or any of its Subsidiaries from entering into or performing any consulting, management or employment agreements or other compensation arrangements with (X) an officer or employee of the Borrower, Holding or any of their respective Subsidiaries that provides for annual aggregate base compensation less than or equal to $750,000 for each such officer or employee or (Y) a director of the Borrower, Holding or any of their respective Subsidiaries that provides for annual aggregate compensation less than or equal to $50,000 plus expenses for each such director in such capacity;

                     (ii) the Borrower or any of its Subsidiaries from entering into or performing an agreement with CD&R for the rendering of management consulting or financial advisory services to the Borrower for compensation not to exceed in the aggregate $500,000 per year plus reasonable out-of-pocket expenses;

                     (iii) the payment of fees and expenses in connection with this Agreement and the other transactions related hereto;

                     (iv) the Borrower or any of its Subsidiaries from entering into, making payments pursuant to and otherwise performing an indemnification and contribution agreement in favor of CD&R, C&D Fund IV, the Affiliates thereof and each person who becomes a director, officer or employee of Holding, the Borrower or any of their respective Subsidiaries, in respect of liabilities (A) arising under the Securities Act, the Exchange Act and any other applicable securities laws or otherwise, in connection with any offering of securities by Holding, the Borrower or any of their respective Subsidiaries, (B) incurred to third parties for any action or failure to act of Holding, the Borrower or any of their respective Subsidiaries, predecessors or successors, (C) arising out of the performance by CD&R of management consulting or financial advisory services provided to Holding, the Borrower or any of their respective Subsidiaries, (D) arising out of the fact that any indemnitee was or is a director, officer or employee of Holding, the Borrower or any of their respective Subsidiaries, or is or was serving at the request of any such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise or (E) to the fullest extent permitted by Delaware or other applicable state law, out of any breach or alleged breach by such indemnitee of his or her fiduciary duty as a director or officer of Holding, the Borrower or any of their respective Subsidiaries;

                     (v) the Borrower or any of its Subsidiaries from performing any agreements or commitments with or to any Affiliate existing on the date hereof and described on Schedule 8.12(v); and

                     (vi) any transaction permitted under Section 8.4(b), 8.4(g), 8.10(e), 8.10(g), 8.10(i) or 8.10(j).

For purposes of this Section 8.12, (A) any transaction with any Affiliate shall be deemed to have satisfied the standard set forth in clause (b) of the first sentence hereof if (i) such transaction is approved by a majority of the Disinterested Directors of the Board of Directors of the Borrower or the applicable Subsidiary, or (ii) in the event that at the time of any such transaction, there are no Disinterested Directors serving on the Board of Directors of the Borrower or such Subsidiary, such transaction shall be stated to be fair to the Borrower or such Subsidiary from a financial point of view, or otherwise approved, by a nationally recognized investment banking firm or other expert with expertise in appraising the terms and conditions of the type of transaction for which approval is required and (B) "Disinterested Director" shall mean, with respect to any Person and transaction, a member of the Board of Directors of such Person who does not have any material direct or indirect financial interest in or with respect to such transaction.

                  8.13 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary, other than in connection with any Disposition permitted under
Section 8.6.

                  8.14 Limitations on Dispositions of Collateral. Convey, sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except for (a) mergers, consolidations, sales, leases, transfers or other Dispositions permitted under Section 8.5 and (b) sales or other Dispositions permitted under Section 8.6, including sales of inventory in the ordinary course of business; and the Administrative Agent shall, and the Lenders hereby authorize the Administrative Agent to, at the expense of the Borrower, execute such releases of Liens and take such other actions as the Borrower may reasonably request in connection with the foregoing.

                  8.15 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31.

                  8.16 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than (a) this Agreement and the other Loan Documents and (b) any industrial revenue or development bonds, purchase money mortgages, acquisition agreements or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed or acquired thereby) or operating leases of real property entered into in the ordinary course of business (in which cases, any prohibition or limitation shall only be effective against the assets subject to the relevant operating lease), which prohibits or limits the ability of the Borrower or any of its Domestic Subsidiaries to create, incur, assume or suffer to exist any Lien in favor of the Lenders upon any of its property, assets or revenues, whether now owned or hereafter acquired, which represent the Collateral (including after-acquired property contemplated by the Loan Documents to constitute Collateral) or any portion thereof.

                  8.17 Limitation on Lines of Business; Creation of Subsidiaries. (a) Enter into any business, either directly or through any Subsidiary, except for those businesses of the same general type as those in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or which are related thereto.

                  (b) Create or acquire any new Subsidiaries of the Borrower other than (x) any new Domestic Subsidiaries that shall execute, as applicable, a Subsidiary Guarantee, Subsidiary Security Agreement, Subsidiary Patent and Trademark Security Agreement and Mortgage and for which the Borrower shall execute a Borrower Stock Pledge Agreement and deliver or cause to be delivered to the Administrative Agent the stock certificates representing all of the issued and outstanding capital stock of such Domestic Subsidiary owned by the Borrower or any Domestic Subsidiary together with undated stock powers for each such certificate executed in blank by a duly authorized officer of the pledgor thereof or (y) any new Foreign Subsidiaries for which the Borrower or a Subsidiary Guarantor shall execute a Borrower Stock Pledge Agreement (with necessary conforming changes in the case of a Subsidiary Guarantor) pledging to the Lenders 65% of the issued and outstanding Capital Stock of any such Subsidiary (unless a lesser percentage of such Capital Stock is owned by the Borrower and its Domestic Subsidiaries, in which case such lesser percentage shall be so pledged) and take such action as may reasonably be requested by the Administrative Agent to perfect the Lenders' security interest in such pledged Capital Stock; provided that if any such Subsidiary is required to guarantee any obligations under the Subordinated Notes, such guarantee is subordinated to such Subsidiary's obligations under such Subsidiary Guarantee as contemplated by the Subordinated Note Indenture as in effect on the date hereof.

                  (c) Notwithstanding anything in this Agreement to the contrary, the Borrower shall not permit its domestic ammunition or arms manufacturing business to be conducted through any Subsidiary.

                  8.18 Limitation on Commodities Activities. Except for Commodity Interests in existence on the Effective Date and described on Schedule 8.18, purchase or sell any Commodity Interests for any purpose other than hedging against a change in the value or amount of any actual or anticipated asset, liability or expense of the Borrower or any of its Subsidiaries.

                  8.19 Interest Rate Agreements. Enter into any Interest Rate Agreement other than (a) Interest Rate Agreements in existence on the Effective Date and described on Schedule 8.19 and (b) Interest Rate Agreements entered into for the purpose of hedging against interest rate fluctuations with respect to variable rate Indebtedness of the Borrower or any of its Subsidiaries.


                          SECTION 9. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document (or in any amendment, modification or supplement hereto or thereto) or which is contained in any certificate furnished at any time by or on behalf of the Borrower or any other Loan Party pursuant to this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7.7(a) or
Section 8 of this Agreement, the first and second sentences of Section 3(b) of any Mortgage, Section 6, 7 or 11(a) of any Mortgage, Section 10(c) or 10(e) of the Holding Guarantee, Section 5(b) of the Holding Stock Pledge Agreement,
Section 5(b) of the Borrower Stock Pledge Agreement, Section 5(j), 5(m) or 5(n) of the Borrower Patent and Trademark Security Agreement, or Section 5(h), 5(i), 5(j), 5(k) or 5(p) of the Borrower Security Agreement (or any equivalent provision of any comparable Loan Document entered into by the Borrower or any of its Subsidiaries after the Effective Date pursuant to this Agreement) and, in the case of a default in the observance or performance of its obligations under
Section 7.7(a) of this Agreement, such default shall have continued unremedied for a period of two days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default; or

                  (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period ending on the earlier of (i) the date 32 days after a Responsible Officer of the Borrower shall have discovered or should have discovered such default and (ii) the date 15 days after written notice has been given to the Borrower by the Administrative Agent or the Required Lenders; or

                  (e) Holding, the Borrower or any of its Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or
(ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or lapse of time if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable (an "Acceleration"), and such time shall have lapsed and, if any notice (a "Default Notice") shall be required to commence a grace period or declare the occurrence of an event of default before notice of Acceleration may be delivered, such Default Notice shall have been given, provided, that a default, event or condition described in this paragraph (e) shall not at any time constitute a Default or an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in this paragraph (e) shall have occurred and be continuing with respect to Indebtedness and/or Guarantee Obligations the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) (i) The Borrower or any other Loan Party shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any other Loan Party shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged, unstayed or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any other Loan Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed or bonded pending appeal, within 60 days from the entry thereof; or (iv) the Borrower or any other Loan Party shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any other Loan Party shall be generally unable to, or shall admit in writing its general inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA (other than a standard termination pursuant to Section 4041(b) of ERISA), (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or is reasonably likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan,
(vi) the occurrence or expected occurrence of any event or condition which results or is reasonably likely to result in the Borrower's or any Commonly Controlled Entity's becoming responsible for any liability in respect of a Former Plan, or (vii) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vii) above, such event or condition, together with all other such events or conditions, if any, would be reasonably expected to result in liability which would have a Material Adverse Effect; provided, however, that the fact that a Plan is underfunded shall not by itself constitute an Event of Default unless and until another event or condition described in clause (i) through (vii) affecting such underfunded Plan occurs; or

                  (h) One or more judgments or decrees shall be entered against Holding, the Borrower or any of its Subsidiaries involving in the aggregate at any time a liability (to the extent not paid or covered by insurance) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert in writing,
(ii) the Lien created by any of the Security Documents shall cease to be perfected and enforceable in accordance with its terms or of the same effect as to perfection and priority purported to be created thereby with respect to any significant portion of the Collateral, and the failure of such Lien to be so perfected and enforceable with such priority shall have continued unremedied for a period of 20 days, (iii) any Subordinated Notes shall cease, for any reason, to be validly subordinated as provided therein to the obligations of the Borrower under this Agreement and the other Loan Documents, or (iv) the obligations of Holding under the Holding Subordinated Note Guarantee shall cease, for any reason, to be validly subordinated as provided therein to the obligations of Holding under the Holding Guarantee; or

                  (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert in writing; or

                  (k) A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

                  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of the Borrower in respect of such Letters of Credit under this Agreement and the other Loan Documents. The Borrower shall execute and deliver to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of such security interest in such cash collateral account. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

                  Except as expressly provided above in this Section 9, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


        SECTION 10. THE ADMINISTRATIVE AGENT; THE OTHER REPRESENTATIVES

                  10.1 Appointment. Each Lender hereby irrevocably designates and appoints Chase as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Chase, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Each Lender hereby irrevocably designates and appoints BofA, as the Syndication Agent, and GSCP as the Documentation Agent, under this Agreement and the other Loan Documents. Notwithstanding any provisions to the contrary elsewhere in this Agreement, neither the Syndication Agent nor the Documentation Agent nor the Other Representatives, in their respective capacities as such, shall have any duties or responsibilities hereunder, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Syndication Agent or the Documentation Agent or the Other Representatives, provided, however, that each of them may have duties and responsibilities in their capacity as a Lender.

                  10.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  10.3 Exculpatory Provisions. Neither the Administrative Agent nor any Other Representative nor their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or any Other

Representative under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor any Other Representative shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                  10.4 Reliance by Administrative Agent and the Other Representatives. The Administrative Agent and the Other Representatives shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. Each of the Administrative Agent and each Other Representative may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent and each Other Representative. Each of the Administrative Agent and each Other Representative shall be fully justified as between itself and the Lenders in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and each Other Representative shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  10.5 Notice of Default. Neither the Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action reasonably promptly with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  10.6 Non-Reliance on Administrative Agent, Other Representatives and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any Other Representative nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or any Other Representative hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Co-Agent to any Lender. Each Lender represents to the Administrative Agent and each Other Representative that it has, independently and without reliance upon the Administrative Agent, any Other Representative or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Other Representative or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Each Lender represents to each other party hereto that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for its own account and for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Each Lender acknowledges and agrees to comply with the provisions of subsection
11.6 applicable to the Lenders and nothing in this subsection 10.6 shall be deemed to limit or impair such Lender's rights to sell participating interests in any Loan pursuant to subsection 11.6(b). Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor any Other Representative shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any Other Representative or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  10.7 Indemnification. The Lenders agree to indemnify each of the Administrative Agent and each Other Representative in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Revolving Credit Commitment Percentages in effect on the date on which indemnification is sought under this Section 10.7 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Revolving Credit Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent or such Other Representative in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent or such Other Representative under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent or such Other Representative, as the case may be. The agreements in this Section 10.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  10.8 Administrative Agent and Other Representatives in their Individual Capacities. Each of the Administrative Agent and the Other Representatives and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent or such Other Representative were not the Administrative Agent or an Other Representative as the case may be, hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued or participated in by it, the Administrative Agent and each Other Representative shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent or an Other Representative as the case may be, and the terms "Lender" and "Lenders" shall include the Administrative Agent and, if applicable, each Other Representative as the case may be, in its individual capacity.

                  10.9 Successor Administrative Agent or Other Representatives.
(a) The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

                  (b) Any Other Representative may resign as an Other Representative upon 10 days' notice to the Administrative Agent, the additional Other Representatives and the Lenders.

                  10.10 Swing Line Lender; Issuing Lender. The provisions of this Section 10 shall apply to the Swing Line Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent. The provisions of this Section 10 shall apply to the Issuing Lender in its capacity as such to the same extent that such provisions apply to the Administrative Agent.

                  10.11 The Other Representatives. To the extent applicable, the provisions of this Section 10 shall apply to the actions of each Other Representative in connection with the syndication of the Commitments to the Lenders.


                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 11.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower (or any other relevant Loan Party) written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights or obligations of the Lenders or of the Borrower (or any other relevant Loan Party) hereunder or thereunder or (b) waive at the Borrower's (or any other relevant Loan Party's) request, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such Instrument, any of the requirements of this Agreement, the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or any Reimbursement Obligation or of any scheduled installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this
Section 11.1 or reduce the percentage specified in the definition of "Required Lenders", "Required Release Lenders" or "Required Supermajority Release Lenders", or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, (iii) release in the aggregate a material portion of the Collateral taken as a whole (or release Guarantees of Subsidiary Guarantors which collectively own a material portion of the Collateral taken as a whole) without the consent of the Required Release Lenders, (iv) release in the aggregate all or substantially all of the Collateral taken as a whole (or release Guarantees of Subsidiary Guarantors which collectively own all or substantially all of the Collateral taken as a whole) without the consent of the Required Supermajority Release Lenders or (v) amend, modify or waive any provision of Section 10 without the written consent of the then Administrative Agent (if affected thereby) and each Other Representative (if any) affected thereby. The Swing Line Note, the Letters of Credit and the Applications relating thereto may not be amended, supplemented or modified without the written consent of the Swing Line Lender or the Issuing Lender, as applicable (and, in the case of the Swing Line Note, each Lender, if any, which holds a participation therein pursuant to Section 2.5(d) and, in the case of Letters of Credit, each affected L/C Participant). Any waiver and any amendment, supplement or modification pursuant to this Section 11.1 shall apply to each of the Lenders and shall be binding upon the Borrower, the other Loan Parties, the Lenders, the Administrative Agent, each Other Representative and all future holders of the Notes. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and each Other Representative shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or five Business Days after being deposited in the mail, registered or certified with postage prepaid, or, in the case of telecopy notice, when received, or, in the case of delivery by a nationally recognized overnight courier, when received, addressed as follows in the case of the

Borrower and the Administrative Agent, and as set forth on Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower:    Remington Arms Company, Inc.
                             870 Remington Drive
                             Madison, N.C. 27025
                             Attention: Mark Little, VP, Chief Financial Officer
                             Telecopy: (336) 548-7779

         with a copy to:  Clayton, Dubilier & Rice, Inc.
                             375 Park Avenue
                             New York, New York 10152
                             Attention:  Michael Babiarz
                             Telecopy:  (212) 893-7050

                             and

                             Debevoise & Plimpton
                             875 Third Avenue
                             New York, New York 10022
                             Attention:  David Brittenham
                             Telecopy:  (212) 909-8396

         The Administrative
           Agent:         Chase Manhattan Bank
                             270 Park Avenue
                             New York, New York 10017
                             Attention:  William J. Caggiano
                             Telecopy:  (212) 972-0009

         with a copy to:  Chase Manhattan Bank Agency Services
                              Corporation
                             140 East 45th Street
                             New York, New York 10017
                             Attention:  Janet Belden
                             Telecopy:  (212) 552-5658

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.3, 2.5, 4.2, 4.4 or 4.8 shall not be effective until received.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Borrower, the Administrative Agent, any Other Representative or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Loan Documents (or in any amendment, modification or supplement hereto or thereto) and in any certificate delivered pursuant hereto or such other Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent and each Other Representative for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, execution and delivery of, and any amendment, supplement, waiver or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions (including the syndication of the Commitments) contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of a single counsel to (in addition to any special or local counsel retained by such counsel to assist it) representing all of the Administrative Agents, the Other Representatives and the Lenders, (b) to pay or reimburse each Lender, each Other Representative and the Administrative Agent for all its reasonable costs and expenses (in the case of taxes, limited to stamp, excise or other similar taxes) incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, the reasonable fees and disbursements of counsel to the Other Representatives and the several Lenders, and any reasonable Environmental Costs arising out of or in way relating to any Loan Party or any property in which any Loan Party has had any interest at any time, (c) to pay, indemnify, and hold each Lender, each Co-Agent and the Administrative Agent harmless from, any and all recording and filing fees (to the extent permitted by applicable law) and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, each Co-Agent and the Administrative Agent (and their respective directors, officers, employees, agents, successors and assigns) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any Lender's, any Other Representative's, the Administrative Agent's or any of their respective directors', officers', employees', agents', successors' or assigns' own negligence (other than gross negligence) and including, without limitation, the reasonable fees and disbursements of counsel) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents and any such other documents (regardless of whether, any Other Representative, the Administrative Agent or any Lender is a party to the litigation or other proceeding giving rise thereto), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Laws or any orders, requirements or demands of Governmental Authorities related thereto applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent, any Other Representative or any Lender with respect to Environmental Costs or indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent, such Other Representative, or any such Lender (or any of their respective directors, officers, employees, agents, successors' and assigns) or (ii) legal proceedings commenced against, the Administrative Agent, such Co-Agent or such Lender, as the case may be, by any securityholder or creditor thereof arising out of and based upon rights afforded any such securityholder or creditor solely in its capacity as such. Notwithstanding the foregoing, except as provided in clause
(b) and (c) above, the Borrower shall have no obligation under this Section 11.5 to any Other Representative, the Administrative Agent or any Lender with respect to any tax, levy, impost, duty, charge, fee, deduction or withholding imposed, levied, collected, withheld or assessed by any Governmental Authority. The agreements in this Section 11.5 shall survive repayment of the Notes and all other amounts payable hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, each Other Representative, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. Such sale of participating interests need not be ratable as among the Revolving Credit Commitments of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Borrower's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clause
(i) of the proviso to the second sentence of Section 11.1 (to the extent applicable to the relevant participating interest) without the consent of the Participant. The Borrower agrees that each Lender shall be entitled to the benefits of Sections 4.9, 4.10, 4.11 and 4.12 and 11.1 without regard to whether it has granted any participating interests, and that all amounts payable to a Lender under Sections 4.9, 4.10, 4.11 and 4.12 shall be determined as if such Lender had not granted any such participating interests.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the prior written consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes, including, without limitation, its Commitments and Loans, pursuant to an Assignment and Acceptance, substantially in the form of Exhibit H, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that (i) no such transfer to an Assignee (other than a Lender or any Affiliate thereof) shall be in an aggregate principal amount less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes),
(ii) if any Lender assigns all or any part of its rights and obligations under this Agreement to one of its Affiliates in connection with or in contemplation of the sale of its interest in such Affiliate, the Borrower's prior written consent shall be required for such assignment (which consent shall not be unreasonably withheld) and (iii) after giving effect to any such assignment (other than an assignment of all of a Lender's interests under this Agreement and the Notes), the assigning Lender shall retain Commitments aggregating not less than $5,000,000. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and
(y) the assigning Lender thereunder shall be released from its obligations under this Agreement to the extent that such obligations shall have been expressly assumed by the Assignee pursuant to such Assignment and Acceptance (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the foregoing, no Assignee, which as of the date of any assignment to it pursuant to this Section 11.6(c) would be entitled to receive any greater payment under Section 4.10 or
4.11 than the assigning Lender would have been entitled to receive as of such date under such Sections with respect to the rights assigned, shall be entitled to receive such payments unless the Borrower has expressly consented in writing to waive this provision at the time of the assignment.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the

Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give prompt notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the assigning Lender shall surrender the outstanding Notes held by it all or a portion of which are being assigned, and the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the outstanding Notes of the assigning Lender) a new Revolving Credit Note and Swing Line Note, as the case may be, to the order of such Assignee in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Assignee's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Assignee, (ii) in the case of a Swing Line Note, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Assignee, in each case with respect to the relevant Commitment and/or Loans after giving effect to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note and Swing Line Note, as the case may be, to the order of the assigning Lender in an amount equal to (i) in the case of a Revolving Credit Note, the lesser of (A) the amount of such Lender's Revolving Credit Commitment and (B) the aggregate principal amount of all Revolving Credit Loans made by such Lender, and (ii) in the case of a Swing Line Note, the lesser of (A) the Swing Line Commitment and (B) the aggregate principal amount of all Swing Line Loans made by such Lender, in each case with respect to the relevant Commitment and/or Loans after giving effect to such Assignment and Acceptance. Each new Note shall be dated the Effective Date and shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the assigning Lender shall be returned by the Administrative Agent to the Borrower marked "cancelled".

                  (f) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of Section 11.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. No assignment or participation made or purported to be made to any Transferee shall be effective if it would require the Borrower to make any filing with any Governmental Authority or qualify any Loan or Note under the laws of any jurisdiction unless the Borrower has expressly consented to make such filing or so qualify such Loan or Note.

                  (g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law, provided, that in no event shall the registration and processing fee referred to in Section 11.6(e) be payable in connection with any such pledge or assignment.

                  11.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Revolving Credit Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans, or the Reimbursement Obligations, as the case may be, owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Revolving Credit Loans or the Reimbursement Obligations, as the case may be, owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds with each of the Lenders (pro rata on the basis of the outstanding Loans made by the Lenders); provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of an Event of Default under
Section 9(a), to set off and appropriate and apply against any amount then due and payable under Section 9(a) any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be delivered to the Borrower and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent, the Other Representatives and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent, any Other Representative or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  11.12 Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, the applicable Lender or the Administrative Agent, as the case may be, at the address specified in Section 11.2 or at such other address of which the Administrative Agent and the Borrower shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any punitive damages.

                  11.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Loan Documents;

                  (b) none of the Administrative Agent, any Other Representative nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent, Other Representatives and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  11.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, THE OTHER REPRESENTATIVES AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15 Confidentiality. The Administrative Agent and each Lender agrees to keep confidential any written or oral information (a) provided to it by or on behalf of the Borrower or any of its Subsidiaries pursuant to or in connection with this Agreement or (b) obtained by such Lender based on a review of the books and records of the Borrower or any of its Subsidiaries; provided, that nothing herein shall prevent any Lender from disclosing any such information (i) to the Administrative Agent or any other Lender, (ii) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 11.15, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, provided that such Lender shall inform each such Person of the agreement under this Section 11.15 and shall be responsible for any failure by any such Person referred to in this clause (iii) to comply with this Agreement, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender or to the extent required in response to any order of any court or other Governmental Authority or as shall otherwise be required pursuant to any Requirement of Law, provided that, unless prohibited from doing so by any Requirement of Law or any order of any Governmental Authority, such Lender shall notify the Borrower of any disclosure pursuant to this clause (iv) as far in advance as is reasonably practicable under such circumstances, (v) which has been publicly disclosed other than in breach of this Agreement, (vi) in connection with the exercise of any remedy hereunder or (vii) to any Governmental Authority in connection with periodic regulatory examinations.

                  11.16 Continuation and Not Extinguishment. The parties hereto which are parties as of the date hereof to the Existing Credit Agreement hereby acknowledge and agree that they intend that this Agreement constitute an amendment and restatement of the Existing Credit Agreement and that the Loans outstanding hereunder on the Effective Date represent a continuation of the loans under the Existing Credit Agreement and not an extinguishment thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        REMINGTON ARMS COMPANY, INC.


                                        By:
                                           -------------------------------------
                                           Title:


                                        The Administrative Agent:

                                        THE CHASE MANHATTAN BANK


                                        By:
                                           -------------------------------------
                                           Title:


                                        The Joint Lead Arrangers:

                                        CHASE SECURITIES INC.


                                        By:
                                           -------------------------------------
                                           Title:


                                        BANC OF AMERICA SECURITIES LLC


                                        By:
                                           -------------------------------------
                                           Title:


                                        The Syndication Agent:

                                        BANK OF AMERICA, N.A.


                                        By:
                                           -------------------------------------
                                           Title:


                                        The Documentation Agent:

                                        GOLDMAN SACHS CREDIT PARTNERS L.P.


                                        By:
                                           -------------------------------------
                                           Title:


                                        Co-Agents:

                                        COMERICA BANK


                                        By:
                                           -------------------------------------
                                           Title:


                                        FIRST UNION NATIONAL BANK


                                        By:
                                           -------------------------------------
                                           Title:


                                        FLEET CAPITAL CORPORATION


                                        By:
                                           -------------------------------------
                                           Title:


                                        HSBC BANK USA


                                        By:
                                           -------------------------------------
                                           Title:


                                        NATIONAL CITY BANK


                                        By:
                                           -------------------------------------
                                           Title:

                                        Lead Managers:

                                        BANK ONE, NA


                                        By:
                                           -------------------------------------
                                           Title:


                                        BANK OF TOKYO-MITSUBISHI TRUST COMPANY


                                        By:
                                           -------------------------------------
                                           Title:


                                        THE CIT GROUP/BUSINESS CREDIT, INC.


                                        By:
                                           -------------------------------------
                                           Title:


                                        MANUFACTURERS AND TRADERS TRUST COMPANY

                                        By:
                                           -------------------------------------
                                           Title:


                                        WACHOVIA BANK, N.A.


                                        By:
                                           -------------------------------------
                                           Title:


                                        Participants:


                                        THE BANK OF NEW YORK


                                        By:
                                           -------------------------------------
                                           Title:

                                                                         Annex A

                                  PRICING GRID



======================================================================================================

Consolidated Leverage       Applicable Margin for   Applicable Margin for   Commitment Fee
Ratio                       Eurodollar Loans        ABR Loans
======================================================================================================
$ 3.00 to 1.00                      2.25%                   1.25%                     0.50%
------------------------------------------------------------------------------------------------------

< 3.00 to 1.00                      2.00%                   1.00%                     0.50%
------------------------------------------------------------------------------------------------------

< 2.50 to 1.00                      1.75%                   0.75%                     0.50%
------------------------------------------------------------------------------------------------------

< 2.00 to 1.00                      1.50%                   0.50%                    0.375%
======================================================================================================